UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.          )

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Crown Castle International Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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April 8, 2009

Dear Stockholder:

It is my pleasure to invite you to attend Crown Castle International Corp.’s 2009 Annual Meeting of Stockholders (“Annual Meeting”). The meeting will be held on Thursday, May 21, 2009 at 9:00 a.m. local time at our corporate office, located at 1220 Augusta Drive, Suite 500, Houston, Texas 77057. The Notice of Annual Meeting and Proxy Statement (“Proxy Statement”) accompanying this letter describe the business to be conducted at the meeting.

The Board of Directors welcomes this opportunity to have a dialogue with our stockholders and looks forward to your comments and questions.

We have elected to furnish proxy materials and our 2008 Annual Report on Form 10-K (“2008 Form 10-K”) to many of our stockholders over the Internet pursuant to Securities and Exchange Commission rules, which allows us to reduce costs associated with the Annual Meeting. On or about April 8, 2009, we mailed to most of our stockholders a Notice of Internet Availability of Proxy Materials (“Proxy Materials Notice”) containing instructions on how to access our Proxy Statement and 2008 Form 10-K and how to vote online. All other stockholders received a copy of the Proxy Statement and 2008 Form 10-K by mail. The Proxy Materials Notice also contains instructions on how you can elect to receive a printed copy of the Proxy Statement and 2008 Form 10-K, if you only received a Proxy Materials Notice by mail.

It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you plan to attend, please vote your shares promptly in one of the ways outlined in the following Notice of Annual Meeting and Proxy Statement.

I look forward to seeing you on May 21, 2009.

Kind Regards,

J. Landis Martin

Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 21, 2009

9:00 a.m.

1220 Augusta Drive, Suite 500

Houston, Texas 77057

April 8, 2009

Dear Stockholder:

You are invited to the Annual Meeting of Stockholders of Crown Castle International Corp. The annual meeting will be held at the time and place noted above. At the meeting, stockholders will be asked to:

•	elect four class II directors: Cindy Christy, Ari Q. Fitzgerald, Robert E. Garrison II and John P. Kelly;

•	ratify the appointment of KPMG LLP as the independent registered public accountants of Crown Castle for fiscal year 2009; and

•	transact such other business as may properly come before the Annual Meeting.

Only stockholders of record at the close of business on March 23, 2009 (“Record Date”) will be entitled to vote at the meeting or any adjournment of the meeting. You may vote your shares in any of the following ways:

•

if you received a printed proxy card, mark, sign, date and return the proxy card (see instructions on the Notice of Internet Availability of Proxy Materials (“Proxy Materials Notice”) on how to request a printed proxy card);

•	call the toll-free telephone number shown at the website address listed on your Proxy Materials Notice or on your proxy card;

•	visit the website shown on your Proxy Materials Notice or the proxy card to vote via the Internet; or

•	in person at the Annual Meeting.

Have your Proxy Materials Notice or proxy card in front of you when voting by telephone or the Internet; it contains important information that is required to access the system.

If you are a stockholder as of the Record Date and plan to attend the Annual Meeting, see “I. Information About Voting—Annual meeting Admission” in the proxy statement for important requirements relating to attending and voting at the Annual meeting.

Your vote is important. To be sure your vote counts and to assure a quorum, please vote your shares in one of the ways outlined above whether or not you plan to attend the Annual Meeting.

By Order of the Board of Directors,

Donald J. Reid, Jr.

Corporate Secretary

I.    INFORMATION ABOUT VOTING

Solicitation of Proxies.  The Board of Directors (“Board”) of Crown Castle International Corp. is soliciting proxies for use at our 2009 Annual Meeting of Stockholders (“Annual Meeting”) and any adjournments or postponements of the Annual Meeting. The Annual Meeting will be held on May 21, 2009 at 9:00 a.m. Central Time at our principal executive offices located at 1220 Augusta Drive, Suite 500, Houston, Texas 77057. This proxy statement (“Proxy Statement”), the form of proxy and our Annual Report on Form 10-K for the year ended December 31, 2008 (“2008 Form 10-K”) are being distributed or made available via the Internet to our stockholders on or about April 8, 2009.

Notice of Internet Availability of Proxy Materials.  The Securities and Exchange Commission (“SEC”) has adopted rules for the electronic distribution of proxy materials. We have elected to provide access to our proxy materials and 2008 Form 10-K on the Internet, instead of mailing the full set of printed proxy materials, which allows us to reduce costs associated with the Annual Meeting. On or about April 8, 2009, we mailed to most of our stockholders a Notice of Internet Availability of Proxy Materials (“Proxy Materials Notice”) containing instructions on how to access our Proxy Statement and 2008 Form 10-K and how to vote online. If you received a Proxy Materials Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request it. Instead, the Proxy Materials Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and 2008 Form 10-K. The Proxy Materials Notice also instructs you on how you may submit your proxy over the Internet. If you received a Proxy Materials Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Proxy Materials Notice.

Agenda Items.  The agenda for the Annual Meeting is to:

1.	Elect four class II directors for a term of three years;

2.	Ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accountants for fiscal year 2009; and

3.	Transact such other business as may properly come before the Annual Meeting.

Who can Vote.  You can vote at the Annual Meeting if you are, on the Record Date, a holder of record of our common stock, par value of $0.01 per share (“Common Stock”). The record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on March 23, 2009 (“Record Date”). Holders of Common Stock will have one vote for each share of Common Stock. As of the close of business on the Record Date, there were 290,531,661 shares of Common Stock outstanding.

A complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder of record at our offices at 1220 Augusta Drive, Suite 500, Houston, Texas 77057 for a period of 10 days prior to the Annual Meeting. The list will also be available for examination by any stockholder of record present at the Annual Meeting.

How to Vote.  You may vote your shares in any of the following ways:

•	if you received a printed proxy card, mark, sign, date and return the proxy card (see instructions on the Proxy Materials Notice on how to request a printed proxy card);

•	call the toll-free telephone number shown at the website address listed on your Proxy Materials Notice or on your proxy card;

•	visit the website shown on your Proxy Materials Notice or the proxy card to vote via the Internet; or

•

in person at the Annual Meeting (if you are a beneficial owner whose shares are held in the name of a bank, broker or other nominee, you must obtain a legal proxy, executed in your favor, from the stockholder of record (that is, your bank, broker or nominee) to be able to vote at the Annual Meeting).

Have your Proxy Materials Notice or proxy card in front of you when voting by telephone or the Internet; it contains important information that is required to access the system.

Use of Proxies.  All shares that have been properly voted – whether by Internet, telephone or mail – and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board. The Board recommends a vote FOR the election of the four director nominees named in this Proxy Statement (Proposal 1) and FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2009 (Proposal 2).

If any other matters are properly presented at the Annual Meeting for consideration and if you have voted your shares by Internet, telephone or mail, the persons named as proxies in the proxy card will have the discretion to vote on those matters for you. At the date we filed this Proxy Statement with the SEC, we do not know of any other matters to be raised at the Annual Meeting.

Revoking a Proxy.  You may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

•	Delivering a timely written notice of revocation to our Corporate Secretary, Crown Castle International Corp., 1220 Augusta Drive, Suite 500, Houston, Texas 77057;

•	Submitting a timely, later-dated proxy by Internet, telephone or mail (see instructions on your Proxy Materials Notice or proxy card); or

•

Attending the Annual Meeting and voting in person (see “—How to Vote” above and “—Annual Meeting Admission” below in this “I. Information About Voting” regarding voting at the meeting if your shares are held in the name of a bank, broker or other nominee).

The Quorum Requirement.  A quorum of stockholders is needed to hold a valid Annual Meeting. A quorum will exist to hold a valid Annual Meeting if the holders of at least a majority in voting power of the outstanding shares of Common Stock entitled to vote at the Annual Meeting attend the Annual Meeting in person or are represented by proxy. Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because the broker has not received voting instructions from its customer or does not have the authority to do so.

Vote Required for Action.  Directors are elected (Proposal 1) by a plurality vote of the holders of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. The ratification of KPMG LLP as our independent registered public accountants for fiscal year 2009 (Proposal 2) requires the affirmative vote of the holders of a majority of the voting power represented by the shares of Common Stock present in person or represented by proxy at the annual meeting and entitled to vote on such matter. Generally, all other actions which may come before the Annual Meeting require the affirmative vote of the holders of a majority of the voting power represented by shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such matters.

With respect to Proposal 1, abstentions and broker non-votes have no effect on determinations of plurality, except to the extent that they affect the total votes received by any particular candidate.

Abstentions have the same effect as votes against with respect to all proposals other than the election of directors. Shares represented by broker non-votes are not considered to be present in person or represented by proxy and entitled to vote on the matter for purposes of Proposal 2; therefore, broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote by reducing the total number of shares from which the majority is calculated.

Annual Meeting Admission.    You may attend the meeting if you are (1) a stockholder of record, (2) a legal proxy for a stockholder of record, or (3) a beneficial owner with evidence of ownership as of the record date (such as a letter from the bank, broker or other nominee through which you hold your shares confirming your ownership or a bank or brokerage firm account statement). If you are a stockholder of record who plans to attend the Annual Meeting, please mark the appropriate box on your proxy card (or note your intention to attend when prompted via Internet or telephone voting). For all attendees, a valid picture identification must be presented in order to attend the meeting.

As noted above in “—How to Vote” of this section “I. Information About Voting,” if you are a beneficial owner and wish to vote at the Annual Meeting, you must obtain a legal proxy, executed in your favor, from the bank, broker or other nominee through which you hold your shares and present it at the Annual Meeting. To request a legal proxy please follow the instructions at the website listed on the Proxy Materials Notice.

If you are a beneficial owner and plan to attend the meeting in person, please send written notification in advance of the Annual Meeting to our Corporate Secretary at Crown Castle International Corp., 1220 Augusta Drive, Suite 500, Houston, Texas 77057, and enclose a copy of (1) evidence of your ownership as of the record date or (2) a legal proxy, executed in your favor, from the institution through which you hold your shares.

II.    PROPOSALS

1.  The Election of Directors

We have three classes of directors of as nearly equal size as possible. The term for each class is three years. Class terms expire on a rolling basis, so that one class of directors is elected each year. The term for current class II directors (Cindy Christy, Ari Q. Fitzgerald, Robert E. Garrison II and John P. Kelly) expires at the Annual Meeting.

The nominees for class II directors this year are: Cindy Christy, Ari Q. Fitzgerald, Robert E. Garrison II and John P. Kelly.

Each nominee has consented to be nominated and has expressed his intention to serve if elected. The Board expects that each of the nominees for class II directors will be able and willing to serve as a director. If any nominee is not available, the proxies may be voted for another person nominated by the current Board to fill the vacancy, or the size of the Board may be reduced. Information about the nominees, the continuing directors and the Board is contained in the next section of this proxy statement (see “III. Board of Directors”).

The Board of Directors recommends a vote FOR the election of Cindy Christy, Ari Q. Fitzgerald, Robert E. Garrison II and John P. Kelly as class II directors.

2.  Ratification of Appointment of Independent Registered Public Accountants

The Audit Committee of the Board has appointed KPMG to continue to serve as our independent registered public accountants for fiscal year 2009. KPMG has served as our independent registered public accountants since 1995. In the event the stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee. Approval of the resolution will in no way limit the Audit Committee’s authority to terminate or otherwise change the engagement of KPMG for fiscal year 2009.

We expect a representative of KPMG to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.

In connection with the audit of our 2008 financial statements and internal control over financial reporting, we entered into an agreement with KPMG which sets forth the terms by which KPMG would perform audit services for us. That agreement is subject to alternative dispute resolution procedures, an exclusion of punitive damages and various other provisions.

We were billed for professional services provided with respect to fiscal years 2007 and 2008 by KPMG in the amounts set forth in the following table.

Services Provided	2007	2008
Audit Fees (a)	$2,981,000	$2,579,000
Audit-Related Fees (b)	58,000	58,000
Tax Fees (c)	75,000	8,500
All Other Fees (d)	—	—

Total	$3,114,000	$2,645,500

(a)	Represents the aggregate fees billed for professional services rendered by KPMG for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q, services related to the audit of internal control over financial reporting, and other services normally provided by KPMG in connection with statutory and regulatory filings or engagements.

(b)	Represents the aggregate fees billed for assurance and related services by KPMG that are reasonably related to the performance of the audit or review of our financial statements not reported as “Audit Fees.” Audit-related fees for 2008 and 2007 primarily relate to services in connection with audits of employee benefit plans.

(c)	Represents the aggregate fees billed for professional services rendered by KPMG for tax compliance, tax advice and tax planning. Tax fees for 2008 consist of tax compliance, planning and preparation services of $8,500. Tax fees for 2007 consist of (1) tax compliance, planning and preparation services of $62,000 and (2) tax consulting and advisory services of $13,000.

(d)	No products or services were provided to us by KPMG other than those reported as audit, audit-related or tax fees.

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG as our independent registered public accountants for fiscal year 2009.

III.    BOARD OF DIRECTORS

Nominees for Director

Class II—For a Term Expiring in 2012

Cindy Christy

Principal Occupation: President—Americas of Asurion

Age: 43

Director Since: 2007

Ms. Christy was appointed to the Board as a director in August 2007. Ms. Christy joined Asurion in January 2009 as President—Americas. Ms. Christy served as President, Americas Region for Alcatel-Lucent from January 2008 to September 2008. She also served as President of the North America Region of Alcatel-Lucent from December 2006 to December 2007. Prior to that time and since August 1988, Ms. Christy served in various positions with Lucent Technologies Inc., including President of the Network Solutions Group, President of the Mobility Solutions Group and Chief Operating Officer (“COO”) of the Mobility Solutions Group.

Ari Q. Fitzgerald

Principal Occupation: Partner with Hogan & Hartson L.L.P.

Age: 46

Director Since: 2002

Mr. Fitzgerald was appointed to the Board as a director in August 2002. Mr. Fitzgerald is currently a partner in the Washington, D.C. office of Hogan & Hartson L.L.P., and is a member of that firm’s Communications Group where he concentrates on wireless, international and Internet-related issues. Prior to joining Hogan & Hartson, Mr. Fitzgerald was an attorney with the FCC from 1997 to 2001. While at the FCC he served for nearly three years as legal advisor to FCC Chairman William Kennard and later as Deputy Chief of the FCC’s International Bureau. Prior to joining the FCC, Mr. Fitzgerald was an attorney in the Office of Legal Counsel of the U.S. Department of Justice. He also served as legal counsel to former U.S. Senator Bill Bradley. Prior to working for the U.S. Department of Justice, Mr. Fitzgerald worked as an attorney for the law firm of Sullivan & Cromwell LLP. Mr. Fitzgerald also worked as a financial analyst for the investment bank First Boston before entering law school.

Robert E. Garrison II

Principal Occupation: President of Sanders Morris Harris Group

Age: 67

Director Since: 2005

Mr. Garrison was elected to the Board as a director in 2005. Mr. Garrison is President of Sanders Morris Harris Group (“SMHG”), a publicly owned financial services company, and has served in such capacity since January 1999. Mr. Garrison served as Chief Executive Officer (“CEO”) of SMHG from January 1999 until May 2002 and serves as a director of Sanders Morris Harris, Inc., an operating subsidiary of SMHG. Mr. Garrison co-founded Harris Webb & Garrison, Inc. and until January 1999 served as its Executive Vice President (“EVP”) and head of investment banking. Mr. Garrison serves as Chairman and a director of SMH Capital and a director of SMH Capital Advisors, Inc. Mr. Garrison is a director of FirstCity Financial Corporation, a public financial services company; Prosperity Bank; Somerset House Publishing; Gulf & Western Company, Inc.; and NuPhysicia LLC. He serves on the board of directors of the Memorial Hermann Hospital Systems and the general partner of the Proton Therapy Center at the M.D. Anderson Cancer Center. Mr. Garrison has over 40 years experience in the securities industry and is a Chartered Financial Analyst.

John P. Kelly

Principal Occupation: Executive Vice Chairman (“EVC”) of Crown Castle International Corp.

Age: 51

Director Since: 2000

Mr. Kelly was elected as a director in May 2000 and was appointed our EVC effective July 2008. Prior to his appointment as EVC, he served as our President and CEO from August 2001 and as our President and COO prior to that time. Mr. Kelly joined us in July 1998 and was named President and COO of Crown Communication, Inc. in December of that year. From January 1990 to July 1998, Mr. Kelly was the President and COO of Atlantic Cellular Company L.P. From December 1995 to July 1998, Mr. Kelly was President and COO of Hawaiian Wireless, Inc., an affiliate of Atlantic Cellular. He currently serves on the board of directors of Fibertower Corp., a publicly held company in which we hold approximately 18% of the outstanding equity interests, and PCIA—the Wireless Infrastructure Association.

Directors Continuing in Office

Class III—Term Expiring in 2010

Edward C. Hutcheson, Jr.

Principal Occupation: Private Equity Investments/Consulting

Age: 63

Director Since: 1999 (with prior service as a director from 1995 to 1999)

Mr. Hutcheson has served on the Board as a director from January 1995 until February 1999 and from July 1999 until the present. Mr. Hutcheson was a co-founder of ours in 1994 and served as our CEO or Chairman from inception until March 1997. Since February 2000, Mr. Hutcheson has been involved in private investment and consulting activities. He currently serves as a Managing Director of the private equity firm Platte River Ventures, LLC. From March 1997 until February 2000, he served in several capacities, including COO, with Pinnacle Global Group, a publicly owned financial services company which merged to form Sanders Morris Harris Group. From 1987 through 1993, he served in senior management roles with Baroid Corporation, a publicly owned petroleum services company. He served as President, COO and a director of the Baroid holding company from 1990 through 1993. Mr. Hutcheson also serves as a director of Trico Marine Services, a publicly held provider of marine support vessels to the oil and gas industry.

J. Landis Martin

Principal Occupation: Founder and Managing Director, Platte River Ventures, LLC (private equity firm)

Age: 63

Director Since: 1999 (with prior service as a director from 1995 to 1998)

Mr. Martin has been a director on our Board from 1995 through November 1998 and from November 1999 to the present. Mr. Martin has served as Chairman of our Board since May 2002. Mr. Martin is the founder of the private equity firm Platte River Ventures, LLC and has been a Managing Director since November 2005. Mr. Martin retired as Chairman and CEO of Titanium Metals Corporation (“TIMET”), an integrated producer of titanium metals, where he served from January 1994 until November 2005. Mr. Martin served as President and CEO of NL Industries, Inc. (“NL”), a manufacturer of titanium dioxide chemicals, from 1987 to 2003 and as a director from 1986 to 2003. Mr. Martin is also a director of Halliburton Company, Apartment Investment Management Company and Intrepid Potash, Inc.

W. Benjamin Moreland

Principal Occupation: President and CEO of Crown Castle International Corp.

Age: 45

Director Since: 2006

Mr. Moreland was appointed to the Board as a director in August 2006. Mr. Moreland was appointed our President and CEO effective July 2008. Prior to his appointment as President and CEO, Mr. Moreland served as our EVP and Chief Financial Officer (“CFO”) from February 2004 to June 2008 and was appointed CFO and Treasurer in April 2000. Prior to being appointed CFO, he had served as our Senior Vice President (“SVP”) and Treasurer, including with respect to our domestic subsidiaries, since October 1999. Mr. Moreland serves on the board of directors of Calpine Corp., a publicly held independent power producer.

Directors Continuing in Office

Class I—Term Expiring in 2011

Dale N. Hatfield

Principal Occupation: Adjunct Professor, Interdisciplinary Telecommunications Program, University of Colorado at Boulder

Age: 71

Director Since: 2001

Mr. Hatfield was appointed to the Board as a director in July 2001. Mr. Hatfield has been an Adjunct Professor in the Department of Interdisciplinary Telecommunications at the University of Colorado at Boulder since April 2002. Before assuming his current position, Mr. Hatfield had been the Chair of the Interdisciplinary Telecommunications Program at the University of Colorado at Boulder since January 2001. Prior to assuming that position, Mr. Hatfield was the Chief of the Office of Engineering and Technology at the Federal Communications Commission (“FCC”), and, immediately before that, he was the FCC’s Chief Technologist. He retired from the FCC and government service in December 2000. Before joining the FCC in December 1997, he was CEO of Hatfield Associates, Inc., a Boulder, Colorado based multidisciplinary telecommunications consulting firm. Prior to founding Hatfield Associates in 1982, Mr. Hatfield was Deputy Assistant Secretary of Commerce for Communications and Information and Deputy Administrator of the National Telecommunications and Information Administration (“NTIA”). Before moving to NTIA, Mr. Hatfield was Chief of the Office of Plans and Policy at the FCC.

Lee W. Hogan

Principal Occupation: Individual Investor

Age: 64

Director Since: 2001

Mr. Hogan was appointed to the Board as a director in March 2001. Mr. Hogan served as President and CEO of SFM Limited from March 2001 to December 2001. Mr. Hogan served as an officer and director of Reliant Energy Inc. (“Reliant”), a public diversified international energy services and energy delivery company, from 1990 to 2000. During his tenure at Reliant, Mr. Hogan served as Vice Chairman and as one of four members of The Office of the CEO, the principal management policy instrument of Reliant. In addition, he served on the finance committee of Reliant’s board of directors. Previously, Mr. Hogan served as CEO of Reliant’s Retail Energy Group, president and CEO of Reliant’s International Business Group (directing energy operations in Asia, Europe and Latin America), and in a variety of capacities for Reliant’s Houston Lighting & Power subsidiary. Mr. Hogan was the founding president of The Greater

Houston Partnership, a business advocacy organization, where he served from 1987 to 1990. Mr. Hogan is a member of the board of directors of St. Luke’s Episcopal Health System, Greater Houston Community Foundation, The Texas Heart Institute and Carlyle/Riverstone Advisory Board.

Robert F. McKenzie

Principal Occupation: Individual Investor

Age: 65

Director Since: 1995

Mr. McKenzie was elected to the Board as a director in 1995. From 1990 to 1994, Mr. McKenzie was the COO and a director of OneComm, Inc., a mobile communications provider that he helped found in 1990. From 1980 to 1990, he held general management positions with Northern Telecom, Inc., a supplier of telecommunications equipment, and was responsible for the marketing and support of its Meridian Telephone Systems and Distributed Communications networks to businesses throughout the Western United States. Since 1995, Mr. McKenzie has sought to help develop telecommunications companies as an independent investor and a director, including Cordillera Communications Corporation, CO Space, Velocom Inc. and Vector ESP, Inc.

David C. Abrams

Principal Occupation: Managing Member of Abrams Capital

Age: 48

Director Since: October 18, 2007 (with prior service as a director from January 2007 to May 2007)

Mr. Abrams was appointed to the Board as a director on October 18, 2007. Mr. Abrams previously served on the Board as a director from January 20, 2007 through May 24, 2007. Since November 1998, Mr. Abrams has served as the managing member of Abrams Capital, an investment firm that manages in excess of $3.2 billion (as of December 31, 2008) and certain of whose affiliated investment funds are stockholders of ours (collectively, “Abrams Capital”).

IV.    INFORMATION ABOUT THE BOARD OF DIRECTORS

Meetings

During 2008, the Board held seven meetings (five regularly scheduled and two special). Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board during the period which he or she was a director and (2) the total number of meetings of all Board committees (“Committees”) on which he or she served during the period which he or she was a director.

Our Corporate Governance Guidelines provide that, while the Board understands that scheduling conflicts may arise resulting in absences, the Board strongly encourages each director to attend our annual meeting of stockholders. All 11 of the directors serving on the Board at the time of our 2008 annual meeting of stockholders held May 23, 2008 (“2008 Annual Meeting”) attended the 2008 Annual Meeting.

The non-management members of the Board generally meet in executive session at each regularly scheduled meeting of the Board (typically five times per year). Our Corporate Governance Guidelines provide that if the Chairman of the Board is a non-management director, the Chairman of the Board shall preside at such executive sessions, and if the Chairman of the Board is a member of management, the non-management directors may elect a chairman to preside at such executive sessions.

Board Committees

The Board has four standing Committees: Audit Committee, Compensation Committee, Nominating & Corporate Governance Committee (“NCG Committee”) and Strategy Committee. Copies of the Committee charters of each of the Audit Committee, Compensation Committee and the NCG Committee can be found under the Investor Relations section of our website at http://www.crowncastle.com/investor/corpgovernance.asp, and such information is also available in print to any stockholder who requests it through our Corporate Secretary. A summary of each Committee’s function is set forth below.

•	Audit Committee

Members:  Mr. McKenzie (Chairman), Mr. Abrams, Mr. Garrison and Mr. Hogan—all independent directors, as defined under New York Stock Exchange (“NYSE”) listing standards and SEC rules.

Number of Meetings in 2008: 13

Functions and Authority:  The functions and authority of the Audit Committee include:

•	provide oversight of:

•	our financial statements and accounting practices;

•	the quality and integrity of the financial statements and other financial information we provide to any governmental body or the public;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accountants (“Auditors”);

•	the performance of our internal audit function and the Auditors;

•	our systems of internal controls;

•	select and appoint the Auditors; and

•	review and approve audit and non-audit services to be performed by the Auditors.

Audit Committee Financial Expert:  The Board has determined that the Audit Committee has at least one “audit committee financial expert” pursuant to applicable SEC rules and that Robert E. Garrison II, an independent director, meets the requirements of an audit committee financial expert pursuant to such SEC rules. For information regarding Mr. Garrison’s business experience, see “III. Board of Directors.”

For additional information regarding the Audit Committee, see “VIII. Audit Committee Matters.”

•	Compensation Committee

Members:  Mr. Hogan (Chairman), Mr. Fitzgerald, Mr. Garrison and Mr. Martin—all independent directors, as defined under NYSE listing standards.

Number of Meetings in 2008: 7

Functions and Authority:  The functions and authority of the Compensation Committee include:

•	assist the Board with its responsibilities relating to compensation of our executives;

•	develop an overall executive compensation philosophy, strategy and framework consistent with corporate objectives and stockholder interests;

•	design, recommend, administer and evaluate our executive compensation plans, policies and programs;

•	administer our incentive compensation and equity-based compensation plans;

•	review and determine the compensation of the CEO and certain other senior officers; and

•	review whether our compensation plans, policies and programs are competitive and consistent with our long-term strategy, corporate values and accepted legal practices.

Executive Compensation Process and Procedures:  Over the course of several meetings throughout the year, the Compensation Committee annually reviews executive compensation, including base salary, short-term incentive compensation, long-term incentive compensation and other benefits. In performing its duties, the Compensation Committee obtains input, as it deems necessary, from Towers Perrin, an independent compensation consultant engaged directly by the Compensation Committee (while the compensation consultant is engaged by the Compensation Committee it works with management, including members of our human resources department and our CEO, in developing compensation studies as directed by the Compensation Committee). In addition, in the case of compensation decisions relating to executives other than the CEO and EVC, the Compensation Committee seeks and obtains input from the CEO. The Compensation Committee regularly holds executive sessions at its meetings during which management, including the CEO and EVC, is not in attendance. Additional information regarding the Compensation Committee’s processes and procedures for consideration and determination of executive compensation is provided below at “VII. Executive Compensation—Compensation Discussion and Analysis.”

•	Nominating & Corporate Governance Committee

Members:  Mr. Hutcheson (Chairman), Ms. Christy, Mr. Hatfield and Mr. Martin—all independent directors, as defined under NYSE listing standards.

Number of Meetings in 2008: 4

Functions and Authority:  The functions and authority of the NCG Committee include:

•	assist the Board by identifying individuals qualified to become Board members and recommend director nominees for election by the stockholders or for appointment to fill vacancies;

•	recommend to the Board director nominees for each Committee of the Board;

•	review and determine the compensation of the directors of the Board;

•	advise the Board about appropriate composition of the Board and its Committees;

•	advise the Board about and recommend to the Board appropriate corporate governance practices and assist the Board in implementing those practices; and

•	oversee the periodic evaluation of the Board and its Committees.

Board Compensation Process and Procedures:  The NCG Committee reviews the compensation arrangement for the non-employee directors of the Board on a periodic basis. In the first quarter of 2008, the NCG Committee, with the assistance of Towers Perrin, an independent compensation consultant, reviewed the Board’s non-employee director compensation arrangement. The NCG Committee reviewed a competitive market analysis prepared by the compensation consultant comparing the Board’s compensation arrangement to those of the companies comprising our Peer Group (as defined in “VII. Executive Compensation—Compensation Discussion and Analysis” below) and a sample of public general industry companies (derived from third-party proprietary compensation surveys). Based on the results of the competitive market analysis review, the NCG Committee determined and the Board ratified the types and levels of compensation elements comprising the Board compensation arrangement. The components of the Board compensation arrangement for non-employee directors for 2008 are described below at “—Board Compensation” in this “IV. Information About the Board of Directors.”

Common Stock Ownership Guidelines.  In the fourth quarter of 2008, the NCG Committee recommended and the Board approved Common Stock ownership guidelines for non-employee directors generally requiring each non-employee director of the Company to hold, by the later of (1) October 16, 2013 or (2) the fifth anniversary of the date such director is appointed to the Board, 11,200 shares of Common Stock (adjusted for splits, stock dividends, spin offs or other relevant changes to the Company’s capital structure). As of the Record Date, each of the non-employee directors met these Common Stock ownership guidelines.

Consideration of Director Nominees:    The NCG Committee has the authority to recommend nominees for election as directors to the Board. In considering candidates for the Board, the NCG Committee takes into account the entirety of each candidate’s credentials and currently does not maintain any specific minimum qualifications that must be met by an NCG Committee recommended nominee.

While the NCG Committee does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, the NCG Committee will generally consider, among other factors, whether prospective nominees are able to read and understand basic financial statements, have relevant business experience, have industry or other specialized expertise and have high moral character. The NCG Committee may attribute greater or lesser significance to different factors at particular times depending upon the needs of the Board, its composition, or the NCG Committee’s perception about future issues and needs.

The NCG Committee may consider candidates for the Board from any reasonable source, including from a third party search firm engaged by the NCG Committee or through stockholder recommendations (provided the procedures set forth below in “IX. Other Matters—Stockholder Recommendation of Director Candidates” are followed). The NCG Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder or not. However, in evaluating a candidate’s relevant experience, the NCG Committee may consider previous experience as a member of the Board.

•	Strategy Committee

Members:  Mr. Fitzgerald (Chairman), Ms. Christy, Mr. Hatfield, Mr. Hutcheson, Mr. Kelly and Mr. McKenzie—all independent directors, except Mr. Kelly, our EVC.

Number of Meetings in 2008: 4

Functions and Authority:  The functions and authority of the Strategy Committee include:

•	support our executive management in developing and overseeing our strategic initiatives;

•	provide management with guidance and oversight on strategy development and execution; and

•	act as an advisor to the Board and management on strategy-related issues and direction.

Board Independence

The Board has affirmatively determined, that each member of the Board, except Mr. Kelly (our EVC) and Mr. Moreland (our President and CEO), has no material relationship with us and is an independent director, as defined under NYSE listing standards.

To assist in its determination of director independence, the Board has adopted certain categorical standards, as set forth on Appendix A hereto. The Board determined the independence of the aforementioned independent directors taking into account such standards, with additional considerations with respect to Mr. Abrams as noted below.

As described below (see “—Certain Relationships and Related Transactions—USA Mobility” in this “IV. Information About the Board of Directors”), we rent space on our towers to USA Mobility, Inc., in which investment funds affiliated with Abrams Capital held a greater than 10% ownership interest (approximately 14.7%) during part of 2008 and for whom Mr. Abrams previously served as a director. Mr. Abrams ceased to be a director of USA Mobility in January 2008, and the funds associated with Abrams Capital sold all of their holdings in USA Mobility in November 2008. The Board (other than Mr. Abrams) determined that the relationship between USA Mobility and us does not constitute a material part of either company’s business, that the relationship should not impair Mr. Abrams’ ability to make independent judgments as a director of ours, and that the relationship does not constitute a material relationship between Mr. Abrams and us. Also as described below (see “—Certain Relationships and Related Transactions—Stockholders Agreement” in this “IV. Information About the Board of Directors”), Abrams Capital retains certain rights pursuant to a Stockholders Agreement with us that relate only to the ability of Abrams Capital to have shares of Common Stock registered with the SEC. The Board (other than Mr. Abrams) determined that the remaining rights under the Stockholders Agreement do not constitute a material relationship with us.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during fiscal 2008 or as of the date of this proxy statement is or has been one of our officers or employees. In addition, during 2008, none of our executive officers served on the compensation committee or board of any company that employed any member of our Compensation Committee or Board.

Certain Relationships and Related Transactions

Review of Transactions with Related Persons.  From time to time we may engage in transactions with companies whose officers, directors or principals are executive officers or directors of ours or are family members of directors or executive officers of ours. The Board is primarily responsible for reviewing such transactions. In the course of its review and approval or ratification of such a transaction, the Board considers various aspects of the transaction it deems appropriate, which may include:

•	The nature of the related person’s interest in the transaction;

•	The material terms of the transaction;

•	Whether such transaction might affect the independent status of a director under NYSE independence standards;

•	The importance of the transaction to the related person and to us; and

•	Whether the transaction could impair the judgment of a director or executive officer to act in the best interest of the company.

Any member of the Board who is a related person with respect to a transaction under review does not participate in the vote relating to approval or ratification of the transaction.

We have various processes for identifying and reporting conflicts of interests, including related person transactions. Our Business Practices and Ethics Policy (“Ethics Policy”) provides that each employee is expected to avoid engaging in business or conduct, or entering into agreements or arrangements, which would give rise to actual, potential or the appearance of conflicts of interest; the Ethics Policy also provides procedures for reporting any actual or potential conflicts of interest. In addition, we annually distribute and review a questionnaire to our executive officers and directors requesting certain information regarding, among other things, certain transactions with us in which they or their family members have an interest.

USA Mobility.  David Abrams controls the managing member, general partner or investment advisor of certain investment funds affiliated with Abrams Capital which collectively held during most of 2008 a greater than 10% ownership interest in USA Mobility, Inc., which is currently one of our customers. The funds affiliated with Abrams Capital sold all of their holdings in USA Mobility in November 2008. Mr. Abrams also served as a director of USA Mobility from November 2004 to January 2008. Revenues derived from USA Mobility in 2008 were less than 0.9% of our 2008 consolidated revenues (approximately $14.5 million, which amount is approximately 4% of USA Mobility’s 2008 revenues); such revenues related primarily to the leasing of space on our towers.

Stockholders Agreement.  On October 5, 2006, concurrently with the execution of the merger agreement pursuant to which Global Signal Inc. (“Global Signal”) was merged into a subsidiary of ours (“Global Signal Merger”), we entered into a Stockholders Agreement with Abrams Capital and certain other former significant stockholders of Global Signal (“Stockholders Agreement”). Pursuant to the Stockholders Agreement, we filed an automatic shelf registration statement with the SEC which currently registers certain shares of Common Stock held by Abrams Capital (“Merger Shares”). In addition, pursuant to the Stockholders Agreement, Abrams Capital (1) has a limited number of demands for us to register the Merger Shares and (2) will be able to have the Merger Shares registered whenever we propose to register our equity securities. As of the Record Date, Abrams Capital owned approximately 11,623,070 shares of Common Stock (representing approximately 4.00% of our outstanding Common Stock), of which approximately 7,109,999 (representing approximately 2.45% of our outstanding Common Stock) constitute the Merger Shares eligible for the registration rights afforded by the Stockholders Agreement.

Board Compensation

General.  The Board maintains a compensation arrangement for the non-employee directors of the Board. A director who is also an employee of ours receives no additional compensation for services as a director. For 2008, the Board compensation arrangement was comprised of the following types and levels of compensation:

•

Initial Equity Grant.  Each newly appointed non-employee director is permitted to receive a grant, pursuant to our 2004 Stock Incentive Plan, as amended (“2004 Plan”), of a number of unrestricted shares of Common Stock having a valuation equal to approximately $90,000, priced at the per share closing price of the Common Stock as of the effective date of the director’s appointment or election (“Initial Equity Grant”). There were no initial equity grants in 2008.

•

Annual Equity Grant.  At the Board’s first regularly scheduled meeting of each year, each non-employee director is typically granted shares of Common Stock. For 2008, the valuation of the Common Stock grant was equal to approximately $125,000, valued at the per share closing price of the Common Stock as of the date of the first regularly scheduled Board meeting; consistent with prior years, an equity grant in excess of the award granted to the other non-employee directors was considered by the Board for its Chairman (collectively, “Annual Equity Grant”).

On February 21, 2008, each non-employee director of the Board, other than J. Landis Martin, was granted, pursuant to the 2004 Plan, 3,464 shares of Common Stock (priced at $36.09, the closing price of the Common Stock on February 21, 2008). Mr. Martin received a grant of 5,265 shares of Common Stock for service as non-employee chairman of the Board.

•

Retainer and Fees Paid in Cash.  Each non-employee director received an annual retainer of $45,000 for 2008 paid quarterly (“Board Retainer”). The Audit Committee Chairman received an additional Committee chairman retainer of $10,000, and each other Committee chairman received an additional Committee chairman retainer of $5,000, paid quarterly (“Committee Chair Retainer”). Each non-employee director also received $1,500 for attendance “in-person” at each Board meeting held and $1,000 for attendance by conference call at each Board meeting held; in addition, each non-employee director received $1,500 for each Committee meeting attended (plus, in the case of a Committee chairman, an additional $1,000 for each Committee meeting attended after the fourth such meeting in any given year) (collectively, “Meeting Fees”).

Non-employee directors are also reimbursed for reasonable incidental expenses.

•	Other Compensation. Each non-employee director is eligible to participate, at such director’s election, in our medical and dental plans.

Director Compensation Table for 2008

The following table sets forth the compensation earned by our non-employee directors in 2008:

	Fees Earned or Paid In Cash
	Board Retainer(a)	Chair Retainer(b)	Meeting Fees(c)	Total Cash(d)	Stock Awards(e)	Option Awards(f)	All Other Compensation		Total Director Compensation(h)
David C. Abrams	$45,000	—	$26,000	$71,000	$125,016	—	—		$196,016
Cindy Christy	$45,000	—	$21,500	$66,500	$125,016	—	—		$191,516
Ari Q. Fitzgerald	$45,000	$5,000	$28,500	$78,500	$125,016	—	—		$203,516
Robert E. Garrison II	$45,000	—	$39,500	$84,500	$125,016	—	—		$209,516
Dale N. Hatfield	$45,000	—	$23,000	$68,000	$125,016	—	—		$193,016
Lee W. Hogan	$45,000	$5,000	$42,500	$92,500	$125,016	—	—		$217,516
Edward C. Hutcheson, Jr.	$45,000	$5,000	$18,500	$68,500	$125,016	—	$8,486	(g)	$202,002
J. Landis Martin	$45,000	—	$23,500	$68,500	$190,014	—	—		$258,514
Robert F. McKenzie	$45,000	$10,000	$45,500	$100,500	$125,016	—	$8,996	(g)	$234,512

(a)	Represents the annual Board Retainer earned by the non-employee directors in 2008.

(b)	Represents the Committee Chair Retainer earned by each Committee chairman in 2008.

(c)	Represents the Board and Committee Meeting Fees earned by the non-employee directors in 2008.

(d)	Equal to the sum of the Board Retainer, Committee Chair Retainer and Meeting Fees earned by the non-employee directors in 2008.

(e)	Represents shares of unrestricted Common Stock granted to each of the non-employee directors in 2008. The amount shown is approximately equal to the number of shares granted as the 2008 Annual Equity Grant (5,265 shares for Mr. Martin and 3,464 shares for each other non-employee director) multiplied by $36.09, which is the closing price per share of Common Stock on February 21, 2008, the date such grants were approved by the Board.

(f)	Non-employee directors have not been granted stock options since 2002. The following table summarizes the aggregate number of vested and outstanding stock options as of December 31, 2008 for each non-employee director serving on the Board at that time. There were no unvested and outstanding stock options held by any non-employee director as of December 31, 2008.

Name	Vested and Outstanding Stock Options
David C. Abrams	0
Cindy Christy	0
Ari Q. Fitzgerald	25,000
Robert E. Garrison II	0
Dale N. Hatfield	40,000
Lee W. Hogan	0
Edward C. Hutcheson	45,000
J. Landis Martin	45,000
Robert F. McKenzie	38,750

(g)	Represents the portion of the medical and dental premiums paid by us for the non-employee director in 2008. The director also pays a portion of the medical and dental premiums.

(h)	Equal to the sum of the Total Cash and Stock Awards and All Other Compensation for the non-employee directors in 2008.

V.    EXECUTIVE OFFICERS

Set forth below is certain information relating to our current executive officers. Biographical information with respect to Mr. Kelly and Mr. Moreland is set forth above under “III. Board of Directors.”

Name	Age	Position
W. Benjamin Moreland	45	President and Chief Executive Officer
John P. Kelly	51	Executive Vice Chairman
Jay A. Brown	36	Senior Vice President, Chief Financial Officer and Treasurer
James D. Young	47	Chief Operating Officer
E. Blake Hawk	59	Executive Vice President and General Counsel
Philip M. Kelley	36	Senior Vice President—Corporate Development and Strategy

Jay A. Brown was appointed our SVP, CFO and Treasurer effective July 2008. Mr. Brown was appointed our Treasurer in May 2004 and served as Vice President of Finance from August 2001 until his appointment as our CFO. Prior to that time and since joining us in August of 1999, Mr. Brown served in a number of positions in corporate development and corporate finance. Mr. Brown is a certified public accountant.

James D. Young was appointed our SVP and COO in February 2009. Mr. Young served as our President—Tower Operations from October 2005 until February 2009. Prior to joining us and since 2000, Mr. Young was Region Vice President—Engineering & Operations at Nextel Communications where he oversaw site development, radio frequency engineering and fixed network elements for Nextel’s network in the northeastern United States. From 1997 to 2000, Mr. Young was Vice President, Network/Operations—Florida with Nextel Communications, during which time he oversaw site development, radio frequency and network support for Nextel’s network in Florida.

E. Blake Hawk has been our EVP and General Counsel since February 1999. Mr. Hawk was an attorney with Brown, Parker & Leahy, LLP (merged into Thompson & Knight LLP) in Houston, Texas from 1980 to 1999 and became a partner with the firm in 1986. In 1976, Mr. Hawk became licensed in Texas as an attorney and a certified public accountant.

Philip M. Kelley was appointed our SVP—Corporate Development and Strategy effective September 2008. Prior to that time and since April 2004, Mr. Kelley served as Managing Director of Crown Castle Australia Pty Ltd (“CCAL”), our 77.6% owned subsidiary that operates our Australia tower portfolio. Prior to that time and since joining us in April 1997, Mr. Kelley served in a number of positions in corporate development and corporate finance, including Vice President—International from 2001 until his appointment as Managing Director of CCAL.

VI.    SECURITY OWNERSHIP

Management Ownership

The table below shows the beneficial ownership as of March 23, 2009 of our Common Stock held by each of the directors, nominees for director, executive officers named in the Summary Compensation Table below (see “VII. Executive Compensation—Summary Compensation Table”) and all current directors and executive officers as a group. This table also gives effect to shares of Common Stock that may be acquired pursuant to options, warrants or other convertible securities within 60 days after March 23, 2009.

	Shares Beneficially Owned
Executive Officers and Directors(a)	Number(b)		Percent(c)
David C. Abrams	11,623,070	(d)	4.00%
Jay A. Brown	357,116	(e)	*
Cindy Christy	12,022		*
Ari Q. Fitzgerald	43,325	(f)	*
Robert E. Garrison II	27,287	(g)	*
Dale N. Hatfield	86,700	(h)	*
E. Blake Hawk	1,093,342	(i)	*
Lee W. Hogan	40,200		*
Edward C. Hutcheson, Jr.	137,851	(j)	*
Philip M. Kelley	330,669	(k)	*
John P. Kelly	2,254,839	(l)	*
J. Landis Martin	408,174	(m)	*
Robert F. McKenzie	78,575	(n)	*
W. Benjamin Moreland	1,476,548	(o)	*
James D. Young	356,409	(p)	*
Current directors and executive officers as a group (15 persons total)	18,326,127	(q)	6.25%

*	Less than 1%

(a)	Unless otherwise indicated, each of the persons listed in this table may be deemed to have sole voting and investment power with respect to the shares beneficially owned by such persons.

(b)	As used in the footnotes to this table the following defined terms have the meanings set forth below:

•

Each of “2006 Performance RSAs”, “2006 Retention RSAs”, “2006 Succession RSAs”, “2006 Time Vest RSAs”, “2007 Performance RSAs”, “2007 Retention RSAs”, “2007 Time Vest RSAs”, “Integration RSAs”, “2008 Performance RSAs”, “2008 Time Vest RSAs”, “2008 Promotion RSAs”, “2009 Time Vest RSAs” and “2009 Performance RSAs” has the meaning as described in “VII. Executive Compensation–Compensation Discussion and Analysis–Elements of Executive Compensation and Benefits–Long-Term Incentives–RSAs.”

•

“New Hire RSAs” has the meaning as described below in footnote (b) to the table at “VII. Executive Compensation–Summary Compensation Table” and footnote (a) to the table under “VII. Executive Compensation–Outstanding Equity Awards at 2008 Fiscal Year End.”

•	“2004 Promotion RSAs” has the meaning as described in footnote (a) to the table under “VII. Executive Compensation–Outstanding Equity Awards at 2008 Fiscal Year End.”

(c)	Pursuant to SEC rules, Common Stock percentages are based on the number of outstanding shares of Common Stock as of March 23, 2009.

(d)	Includes 11,609,999 shares of Common Stock held by Abrams Capital investment funds, of which Mr. Abrams, directly or indirectly, is the managing member of the general partner or is the managing member of the investment manager. In such capacities, Mr. Abrams may be deemed to have shared voting and investment power with respect to the shares held by such funds. Mr. Abrams disclaims beneficial ownership of the shares held by such funds, except to the extent of his pecuniary interest therein, and the inclusion of such shares in the table above shall not be deemed an admission of beneficial ownership for any purpose.

(e)	Includes (1) options to purchase 56,200 shares of Common Stock, (2) 2006 Time Vest RSAs for 3,936 shares, (3) 2006 Succession RSAs for 20,000 shares, (4) 2007 Time Vest RSAs for 8,233 shares, (5) 2008 Performance RSAs for 29,700 shares, (6) 2008 Promotion RSAs for 38,216 shares, (7) 2009 Time Vest RSAs for 28,682 shares, (8) 2009 Performance RSAs for 128,462 shares, (9) 7,680 shares of Common Stock held in a 401(k) account and (10) 2,000 shares of Common Stock owned by Mr. Brown’s spouse, with respect to which Mr. Brown may be deemed to have shared voting and investment power.

(f)	Represents 18,325 shares of Common Stock and options to purchase 25,000 shares of Common Stock collectively held on behalf of Hogan & Hartson L.L.P. Mr. Fitzgerald has sole voting and shared investment power with respect to all such shares but has no other interest in such shares except to the extent of his pecuniary interest in Hogan & Hartson L.L.P.

(g)	Includes (1) 2,000 shares of Common Stock owned by Mr. Garrison’s spouse, with respect to which Mr. Garrison may be deemed to have shared voting and investment power and (2) 8,109 shares of Common Stock held in a margin account (together with other securities) with an outstanding extension of credit as of March 23, 2009.

(h)	Includes options to purchase 40,000 shares of Common Stock.

(i)	Includes (1) options to purchase 586,880 shares of Common Stock, (2) 2006 Performance RSAs for 26,717 shares, (3) 2007 Performance RSAs for 26,134 shares, (4) 2008 Performance RSAs for 46,884 shares, (5) 2009 Time Vest RSAs for 39,836 shares, (6) 2009 Performance RSAs for 178,418 shares and (7) 365 shares of Common Stock held in a 401(k) account.

(j)	Includes (1) options to purchase 45,000 shares of Common Stock and (2) 1,130 shares of Common Stock owned by Mr. Hutcheson’s spouse, with respect to which Mr. Hutcheson may be deemed to have shared voting and investment power.

(k)	Includes (1) options to purchase 99,693 shares of Common Stock, (2) 2004 Promotion RSAs for 600 shares, (3) 2006 Time Vest RSAs for 2,999 shares, (4) 2006 Succession RSAs for 20,000 shares, (5) 2007 Retention RSAs for 30,000 shares, (6) 2008 Performance RSAs for 24,376 shares, (7) 2008 Promotion RSAs for 8,230 shares, (8) 2009 Time Vest RSAs for 18,926 shares, (9) 2009 Performance RSAs for 84,768 shares and (10) 242 shares of Common Stock held in a 401(k) account. In addition to the shares shown in the table above, Mr. Kelley also holds vested and exercisable CCALSOs (as defined in “VII. Executive Compensation–Compensation Discussion and Analysis–Elements of Executive Compensation and Benefits–Long-Term Incentives–CCAL Share Options”) relating to 586,667 shares of CCAL, which is less than one percent of the outstanding shares of CCAL. See footnote (g) to the table at “VII. Executive Compensation–Outstanding Equity Awards at 2008 Fiscal Year End” for additional information regarding such CCALSOs.

(l)	Includes (1) options to purchase 1,173,086 shares of Common Stock, (2) 25,000 and 25,000 shares of Common Stock, respectively, held in two separate grantor retained annuity trusts (“GRATs”), (3) 2006 Performance RSAs for 72,446 shares, (4) 2007 Performance RSAs for 67,637 shares, (5) 2008 Performance RSAs for 109,783 shares, (6) 2009 Time Vest RSAs for 28,389 shares, (7) 2009 Performance RSAs for 127,150 shares and (8) 405 shares of Common Stock held in a 401(k) account.

(m)	Includes (1) options to purchase 45,000 shares of Common Stock, (2) 100,000 and 100,000 shares of Common Stock, respectively, held in two separate GRATs, and (3) 2,000 shares of Common Stock held in a trust, of which Mr. Martin is the Trustee, for the benefit of Mr. Martin’s children.

(n)	Includes options to purchase 37,500 shares of Common Stock. Excludes options to purchase 2,500 shares of Common Stock held by Mr. McKenzie pursuant to a divorce agreement dated August 18, 2000 for the benefit of his ex-wife; Mr. McKenzie disclaims beneficial ownership of such options held for his ex-wife.

(o)	Includes (1) options to purchase 737,226 shares of Common Stock, (2) 2006 Performance RSAs for 41,659 shares, (3) 2007 Performance RSAs for 38,606 shares, (4) 2008 Performance RSAs for 63,802 shares, (5) 2008 Promotion RSAs for 52,214 shares, (6) 2009 Time Vest RSAs for 51,371 shares, (7) 2009 Performance RSAs for 230,082 shares and (8) 261,588 shares of Common Stock held in a margin account (together with other securities) with an outstanding extension of credit as of March 23, 2009.

(p)	Includes (1) New Hire RSAs for 18,150 shares, (2) 2006 Performance RSAs for 29,037 shares,(3) 2007 Performance RSAs for 29,899 shares, (4) 2008 Performance RSAs for 57,766 shares, (5) 2009 Time Vest RSAs for 35,051 shares and (6) 2009 Performance RSAs for 156,988 shares.

(q)	Includes (1) options to purchase 2,845,545 shares of Common Stock, (2) New Hire RSAs for 18,150 shares, (3) 2004 Promotion RSAs for 600 shares, (4) 2006 Succession RSAs for 40,000 shares, (5) 2006 Time Vest RSAs for 6,935 shares, (6) 2006 Performance RSAs for 169,859 shares, (7) 2007 Retention RSAs for 30,000 shares, (8) 2007 Time Vest RSAs for 8,233 shares, (9) 2007 Performance RSAs for 162,276 shares, (10) 2008 Performance RSAs for 332,311 shares, (11) 2008 Promotion RSAs for 98,660 shares, (12) 2009 Time Vest RSAs for 202,255 shares, (13) 2009 Performance RSAs for 905,868 shares and (14) 8,692 shares of Common Stock held in 401(k) accounts.

Other Security Ownership

The following is a tabulation as of March 23, 2009 of our stockholders who own beneficially in excess of 5% of our Common Stock.

	Shares Beneficially Owned
Beneficial Owner	Number	Percent(a)
SPO Partners & Co. (b) (including affiliates and related investment funds)	41,299,223	14.22%
591 Redwood Highway, Suite 3215 Mill Valley, CA 94941

T. Rowe Price Associates, Inc. (c)	38,273,095	13.17%
100 E. Pratt Street Baltimore, MD 21202

Janus Capital Management LLC (d)	34,131,955	11.75%
151 Detroit Street Denver, CO 80206

Goldman Sachs Asset Management (e)	20,047,649	6.90%
32 Old Slip New York, NY 10005

(a)	Pursuant to SEC rules, Common Stock percentages shown are based on the number of outstanding shares of Common Stock as of March 23, 2009.

(b)	The number of shares shown is based on an amendment to Schedule 13D filed jointly on July 5, 2007 by the following (collectively, the “SPO Reporting Persons”): SPO Partners II, L.P. (“SPO”), SPO Advisory Partners, L.P. (“SPO Advisory Partners”), San Francisco Partners II, L.P. (“SFP”), SF Advisory Partners, L.P. (“SF Advisory Partners”), SPO Advisory Corp. (“SPO Advisory Corp.”), Cranberry Lake Partners, L.P. (“CLP”), The John H. Scully Trust, dated October 1, 2003 (“JHS Living Trust”), Netcong Newton Partners, L.P. (“NNP”), Phoebe Snow Foundation, Inc. (“PS Foundation”), John H. Scully (“JHS”), Oberndorf Foundation (“O Foundation”), William E. Oberndorf (“WEO”), the William and Susan Oberndorf Trust , dated October 19, 1998 (“Oberndorf Trust”), William J. Patterson (“WJP”), the Elizabeth R. & William J. Patterson Foundation (“Patterson Foundation”), Edward H. McDermott (“EHM”), Brian Scully (“BS”), Vincent Scully (“VS”), Betty Jane Weimer (“BJW”), Eli J. Weinberg (“EJW”), George Markov (“GM”), Kurt C. Mobley (“KCM”) and Oberndorf Family Partners (“OFP”). The Schedule 13D states that the SPO Reporting Persons may be deemed to constitute a “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (“Exchange Act”), although neither the fact of such filing nor anything contained therein shall be deemed to be an admission by the SPO Reporting Persons that a group exists. The number of shares shown also reflects information contained in Form 4s filed with the SEC (1) by SPO Advisory Corp. and certain of the other SPO Reporting Persons on April 30, 2008, May 2, 2008, May 8, 2008 and June 18, 2008, (2) by O Foundation on November 7, 2007 and June 2, 2008, and (3) by KCM on October 31, 2007.

The Schedule 13D amendment and the Form 4s provide, among other things, the following information regarding beneficial ownership of Common Stock by the SPO Reporting Persons pursuant to Rule 13d-3 of the Exchange Act (percentage interest calculations shown in parentheses below are based upon the outstanding shares of Common Stock as of March 23, 2009, rather than the percentages set forth in the Schedule 13D amendment):

•

SPO owns beneficially 35,237,663 shares (approximately 12.13%). Acting through its sole general partner, SPO has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•

Because of its position as the sole general partner of SPO, SPO Advisory Partners may be deemed to beneficially own 35,237,663 shares (approximately 12.13%). Acting through its general partner and in its capacity as the sole general partner of SPO, SPO Advisory Partners has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•	SFP owns beneficially 1,360,100 shares. Acting through its sole general partner, SFP has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•

Because of its position as the sole general partner of SFP, SF Advisory Partners may be deemed to beneficially own 1,360,100 shares. Acting through its general partner and in its capacity as the sole general partner of SFP, SF

Advisory Partners has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•

Because of its positions as the general partner of each of SPO Advisory Partners and SF Advisory Partners, SPO Advisory Corp. may be deemed to beneficially own 36,597,763 shares (approximately 12.60%). Acting through its controlling persons and in its capacities as the general partner of each of SPO Advisory Partners and SF Advisory Partners, SPO Advisory Corp. has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•	CLP owns beneficially 339,800 shares. Acting through its sole general partner, CLP has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•

NNP owns beneficially 230,800 shares. Acting through one of its general partners, NNP may be deemed to have shared power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•

O Foundation owns beneficially 217,300 shares. Acting through its controlling persons, O Foundation has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•

Individually, and because of its position as the sole general partner of CLP and as a general partner of NNP, JHS Living Trust may be deemed to beneficially own 1,233,000 shares. Acting through its trustees and in its capacity as the sole general partner of CLP, JHS Living Trust has the sole power to vote or direct the vote and to dispose or direct the disposition of 339,800 shares. Acting through its trustees, JHS Living Trust has the sole power to vote or direct the vote and to dispose or direct the disposition of 662,400 shares. Acting through its trustees and in its capacity as a general partner of NNP, JHS Living Trust may be deemed to have shared power to vote or direct the vote and to dispose or direct the disposition of 230,800 shares.

•

PS Foundation owns beneficially 896,100 shares. Acting through its controlling person, PS Foundation has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•

Individually, and because of his positions as a control person of SPO Advisory Corp., trustee for JHS Living Trust, which serves as the sole general partner of CLP, and controlling person, sole director and officer of PS Foundation, JHS may be deemed to beneficially own 39,016,063 shares (approximately 13.43%). As one of three controlling persons of SPO Advisory Corp., which is the general partner of each of SPO Advisory Partners and SF Advisory Partners, JHS may be deemed to have shared power with WEO and WJP to vote or direct the vote and to dispose or direct the disposition of 36,597,763 shares held by SPO and SFP. Because of his positions as a trustee for JHS Living Trust, which serves as the sole general partner of CLP, JHS may be deemed to have shared power to vote or direct the vote and to dispose or direct the disposition of 1,233,000 shares held by CLP, NNP and JHS Living Trust. JHS has the sole power to vote or direct the vote and to dispose or direct the disposition of 289,200 shares held in the John H. Scully Individual Retirement Account, a self-directed individual retirement account, and 896,100 shares held by the PS Foundation, for which JHS is the controlling person, sole director and officer.

•

Individually, and because of his positions as a control person of SPO Advisory Corp. and O Foundation, sole general partner of Oberndorf Family Partners, and trustee of the Oberndorf Trust, WEO may be deemed to beneficially own 38,690,063 shares (approximately 13.32%). As one of three controlling persons of SPO Advisory Corp., which is the general partner of each of SPO Advisory Partners and SF Advisory Partners, WEO may be deemed to have shared power with JHS and WJP to vote or direct the vote and to dispose or direct the disposition of 36,597,763 shares held by SPO and SFP. WEO may be deemed to have shared power to vote or direct the vote and to dispose or direct the disposition of 450,000 shares held in the Oberndorf Trust and 217,300 shares held by O Foundation. Individually, and because of his position as the sole general partner of OFP, a family partnership, WEO has the sole power to vote or direct the vote and to dispose or direct the disposition of 350,000 shares held by OFP, 1,025,000 shares held in Mr. Oberndorf’s Individual Retirement Accounts, which are self directed, and 50,000 shares owned by his minor children.

•

Individually and because of his position as a control person of SPO Advisory Corp., WJP may be deemed to beneficially own 37,229,963 shares (approximately 12.81%). As one of three controlling persons of SPO Advisory Corp., which is the general partner of each of SPO Advisory Partners and SF Advisory Partners, WJP may be deemed to have shared power with JHS and WEO to vote or direct the vote and to dispose or direct the disposition of 36,597,763 shares held by SPO and SFP. Individually, WJP has the power to vote or directly vote and to dispose or direct the disposition of 13,500 shares held in an Individual Retirement Account. Additionally, 30,000 shares of Common Stock are owned directly by the Patterson Foundation and may be deemed to be indirectly beneficially owned by WJP as one of the directors of the Patterson Foundation.

•	OFP owns beneficially 350,000 shares. OFP has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•

EHM, KCM, BS, VS, BJW and EJW beneficially own 12,500, 90,000, 14,900, 11,000, 18,000, 960 and 460 shares, respectively. Each such SPO Reporting Person has the sole power to vote or direct the vote and to dispose or direct the disposition of all shares which they beneficially own.

(c)	Based on an amendment to Schedule 13G filed with the SEC on February 12, 2009, T. Rowe Price Associates, Inc. (“Price Associates”) has sole voting power over 8,747,524 of such shares and sole dispositive power over 38,187,095 of such shares of Common Stock. Price Associates has advised us that these securities are owned by various individual and institutional investors with respect to which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(d)	Based on an amendment to Schedule 13G filed with the SEC on February 17, 2009, Janus Capital Management LLC (“Janus Capital”) reports (i) sole voting power and sole dispositive power with respect to 33,940,199 of such shares and (ii) shared voting and shared dispositive power with respect to 191,756 of such shares. The Schedule 13G amendment states that Janus Capital has an indirect 89.9%% ownership stake in INTECH Investment Management ("INTECH") and a direct 78.4% ownership stake in Perkins Investment Management LLC ("Perkins"). Due to such ownership structure, holdings for Janus Capital, Perkins and INTECH are aggregated for purposes of the Schedule 13G. Janus Capital, Perkins and INTECH are registered investment advisers, each furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients (collectively referred to as "Managed Portfolios"). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of 33,940,199 shares of Common Stock held by such Managed Portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, each of Perkins and INTECH may be deemed to be the beneficial owner of 156 and 191,600 shares, respectively, of the shares of Common Stock held by such Managed Portfolios. However, neither Perkins nor INTECH has the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. The Managed Portfolios have the right to receive all dividends from, and the proceeds from the sale of, the securities held in their respective accounts.

(e)	Based on an amendment to Schedule 13G filed with the SEC on February 5, 2009, Goldman Sachs Asset Management, L.P. (“GSAM”) together with GS Investment Strategies, LLC (“GSIS”, and, together with GSAM, “Goldman Sachs Asset Management”) report (i) sole dispositive power and sole voting power with respect to 3,730,000 of such shares and (ii) shared dispositive power and shared voting power with respect to 16,317,649 of such shares. The Schedule 13G amendment states that such filing (i) reflects the securities beneficially owned by GSAM and GSIS, each a wholly-owned subsidiary of The Goldman Sachs Group, Inc. ("GS Group") and (ii) does not reflect securities, if any, beneficially owned by any other subsidiaries of GS Group whose ownership is disaggregated from that of GSAM and GSIS in accordance with SEC Release No. 34-39538 (January 12, 1998). GSAM and GSIS, each an investment adviser, disclaim beneficial ownership of the securities beneficially owned by (i) any client accounts with respect to which GSAM or GSIS or their employees have voting or investment discretion, or both and (ii) securities managed, if any, on GSAM's or GSIS's behalf, by third parties.

VII.    EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis (“CD&A”) is a summary of our compensation arrangements for our NEOs (defined below) and contains certain statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of the CD&A and should not be construed to be statements of management’s expectations or estimates of results or other guidance. We caution investors not to apply these statements to other contexts.

Executive Compensation Program Overview

Our executive compensation program is established as a component of our total rewards program. Our total rewards program includes:

•	Compensation:
•	base salary
•	short-term incentives
•	long-term incentives
•	Health and welfare benefits:
•	401(k) plan
•	medical, dental and vision benefits
•	life insurance benefits
•	vacation
•	Learning and development:
•	training
•	succession planning
•	performance management
•	career development

Our executive total rewards strategy is to provide a competitive mix of total rewards that enables us to effectively recruit, motivate and retain high-performing executives. With respect to the portion of total rewards for our executives that takes the form of compensation, it has been our strategy that a majority of such compensation should be variable, at risk and paid based on our results of operations and the growth in the value of our Common Stock, in order to align our executives’ interests with those of our stockholders.

The Compensation Committee (for purposes of this CD&A, “Committee”) is primarily responsible for evaluating and determining the compensation levels of our senior officers (namely, (1) our CEO, (2) the six, five and six officers, respectively, who reported directly to the CEO as of December 31, 2008, December 31, 2007 and December 31, 2006 and (3) commencing July 2008, our EVC) and administers our equity-based and other compensatory plans. The Board further reviews the actions of the Committee relating to the compensation of the CEO, the EVC and certain senior officers. Where this CD&A contains language indicating that the Committee has approved or taken action with respect to a matter, such language is also intended to indicate that the Board has approved or taken any action required of it with respect to such matter.

In performing its duties, the Committee obtains input, as it deems necessary, from an independent compensation consultant, Towers Perrin (“Compensation Consultant”), engaged directly by the Committee (while the Compensation Consultant is engaged by the Committee, it works with management, including members of our human resources department and our CEO, in developing compensation studies as directed by the Committee). In addition, in the case of compensation decisions relating to executives other than the CEO and EVC, the Committee seeks and obtains input from the CEO. The Committee regularly holds executive sessions at its meetings during which management, including the CEO and EVC, is not in attendance. Management, including members of our human resources department and our CEO, assists with the coordination, preparation and review of Committee meeting materials.

Throughout this proxy statement, the individuals who served as our CEO and CFO during 2008, 2007 and 2006, as well as the other named executive officers included in the table below at “—Summary Compensation Table” in this “VII. Executive Compensation” are referred to as “NEOs.”

During 2008, we announced a management succession plan affecting the roles and responsibilities of certain of our executive officers. Pursuant to the succession plan and effective as of July 2008, (1) Mr. Kelly, our former President and CEO, became our EVC, (2) Mr. Moreland, our former EVP and CFO, became our President and CEO, and (3) Mr. Brown, our former Vice President and Treasurer, became our SVP, CFO and Treasurer. Also, in September 2008, Mr. Kelley, former Managing Director of CCAL, became our SVP—Corporate Development and Strategy. In addition, in February 2009, Mr. Young, our former President—Tower Operations was promoted to SVP and COO.

Executive Compensation Program Objectives

General

The principal objectives of our executive compensation program are to:

•	provide a fair and competitive mix of compensation opportunities to attract, motivate and retain qualified, skilled and high-performing executives necessary for our long-term success;

•

reward our executives by utilizing a pay-for-performance approach to compensation—an approach that creates meaningful links between financial and operational performance, individual performance and the level of the executive’s compensation;

•	motivate executives to make sound business decisions that improve stockholder value and reward such decisions;

•	balance the components of compensation so that the accomplishment of short-term and long-term operating and strategic objectives is encouraged and recognized;

•	encourage achievement of objectives by our executives within a team environment; and

•	foster an equity ownership culture that aligns our executives’ interests with those of our stockholders.

The Committee has established a number of processes to assist it in ensuring that our executive compensation program is achieving these objectives as detailed below.

Competitive Market Analysis

The Committee determines the levels for base salary, short-term incentives and long-term incentives by engaging in a competitive market analysis with respect to each of these compensation elements for each executive position against the competitive market gauges described below on an annual basis (“Competitive Market Analysis”). The Committee usually begins this Competitive Market Analysis in the third quarter of the year prior to the year in which the compensation decisions are made, which typically occurs at the first regularly scheduled Committee meeting of each year (usually held in February) (“First Regular Committee Meeting”). Market data used in the Committee’s Competitive Market Analysis includes the following:

•

Peer Group Data.  Each year the Committee considers public companies in the wireless infrastructure and telecommunications industries and selects 10 to 20 of such companies to comprise a peer group (“Peer Group”) with respect to which compensation data is obtained and reviewed by the Committee. While the Peer Group may change from year to year, for consistency, the same Peer Group is used in our Competitive Market Analysis for all elements of compensation in a given year. The Peer Group companies used in the Competitive Market Analysis for gauging the executives’ 2008 compensation were:

• NII Holdings Inc.	• Time Warner Telecom, Inc.[1]
• IDT Corporation	• Polycom, Inc.
• Tellabs, Inc.	• Rural Cellular Corporation
• MetroPCS Communications	• Ciena Corporation
• American Tower Corporation	• USA Mobility, Inc.
• ADC Telecommunications, Inc.	• Premiere Global Services, Inc.
• Dobson Communications Corporation	• General Communication, Inc.
• Cincinatti Bell Inc.	• NTELOS Holdings Corp.
• Leap Wireless International, Inc.	• Wireless Facilities, Inc.[2]
• SunCom Wireless, Inc.	• SBA Communications Corporation

•

Telecom Industry Market Data.  A sample of telecommunications industry market data from third-party proprietary compensation surveys, which may include surveys by the Compensation Consultant, Mercer Human Resource Consulting (“Mercer”) and Watson Wyatt, as analyzed by the Compensation Consultant (including regression analysis to adjust the data for the varied revenue size of the companies), is obtained and reviewed by the Committee. This market data is comprised of data regarding elements and levels of executive compensation relating to telecommunications industry companies that have participated in the surveys. This sampling of companies includes a broader population of telecommunications companies than the Peer Group. The Committee utilizes this data to determine whether the broader telecommunications industry is compensating at different levels than other industries or the Peer Group. In addition, because telecommunications experience is often required or preferred for many of our executive positions, we often recruit from other telecommunications industry companies.

•

General Industry Market Data.  A sample of general industry market data from third-party proprietary compensation surveys, which may include surveys by the Compensation Consultant, Mercer, and Watson Wyatt, as analyzed by the Compensation Consultant (including regression analysis), is obtained and reviewed by the Committee. This market data is comprised of data regarding elements and levels of executive compensation relating to general industry companies that have participated in the surveys. The Committee utilizes this data since we do not recruit executives exclusively from the telecommunications industry (e.g., a human resources or financial executive with cross-industry skills may be recruited from another industry).

In addition to the foregoing data, the Compensation Consultant may analyze and provide additional market data regarding best practices and compensation plan design from other sources as requested by the Committee. The market data described above is used by the Committee in the Competitive Market Analysis to make decisions regarding executive compensation. No single group, survey or set of market data is used by the Committee as a primary gauge, and no formulaic quantitative methodology is used by the Committee when using such data to determine executive compensation.

Assessment of Individual and Company Performance

In addition to market data, the Committee considers other factors in connection with its decision-making process relating to the various components of compensation. These other factors may include the level of our financial performance, the applicable executive’s individual performance, the

[1]	Now known as tw telecom inc.
[2]	Now known as Kratos Defense & Security Solutions, Inc.

executive’s level of experience, the size of year-over-year changes in compensation and the duties and level of a particular executive position. These measures are discussed in more detail below.

Total Compensation Review

Through the Competitive Market Analysis and in its deliberations regarding executive compensation decisions, the Committee reviews and compares the individual components of compensation and the total compensation for each NEO against the market data. In addition, the Committee reviews a year-over-year change in compensation analysis for each NEO against the market data for year-over-year changes. These analyses are an important aspect of the Committee’s annual executive compensation decision-making process.

Elements of Executive Compensation and Benefits

General

The principal elements of compensation and benefits provided to our executives, each of which is discussed in more detail below, include the following:

•	base salary;
•	short-term incentive compensation;
•	long-term incentive compensation;
•	severance benefits; and
•	other benefits, including retirement benefits and health and welfare benefits.

The distribution of compensation among the various components is driven by our belief that the majority of executive compensation should be paid in the form of performance-based, variable compensation, with a greater emphasis on variable components for the more senior executives who have greater responsibility for the business. The practice of emphasizing variable compensation suits our objectives of linking pay to performance and aligning executives’ interests with those of our stockholders and is generally consistent with the practices of the companies reviewed in the Competitive Market Analysis. The following table shows the allocation of actual base salary, annual incentives (“AIs”) and restricted stock awards (“RSAs”) for 2008, 2007 and 2006 (as shown in “—Summary Compensation Table” in this “VII. Executive Compensation”) among fixed, short-term variable and long-term variable compensation for our NEOs:

Executive	Title	Year	Fixed (Base Salary)	Short-Term Variable (AI’s)	Long-Term Variable (RSAs)
W. Benjamin Moreland	President & CEO	2008	12%	17%	71%
		2007	12%	14%	74%
		2006	16%	19%	65%

John P. Kelly	EVC	2008	12%	19%	69%
		2007	11%	19%	70%
		2006	13%	20%	67%

Jay A. Brown[3]	SVP, CFO & Treasurer	2008	16%	15%	69%

James D. Young	SVP & COO	2008	14%	14%	72%
		2007	13%	11%	76%
		2006	17%	17%	66%

E. Blake Hawk	EVP & General Counsel	2008	16%	16%	68%
		2007	16%	14%	70%
		2006	21%	21%	58%

Philip M. Kelley[3]	SVP—Corporate Development and Strategy	2008	11%	8%	81%

[3]	Messrs. Brown and Kelley became NEOs in 2008, and, therefore, compensation information is only provided for them with respect to 2008.

The distribution of compensation among the fixed element of base salary (paid in cash) and the variable elements of AIs (paid in cash) and RSAs (paid in equity) is primarily influenced by (1) our objective to utilize a pay-for-performance approach to compensation, which places a majority of each executive’s variable compensation at risk based on the achievement of certain performance objectives, (2) the Competitive Market Analysis and (3) the Committee’s desire to balance short-term and long-term goals.

We generally target our executives’ base salary at the 50th percentile of market, while short-term incentives and long-term incentives are generally targeted at the 75th percentile of market, providing executives with the opportunity to earn total direct compensation above the 50th percentile should our performance meet or exceed predetermined criteria. Our executive compensation structure is also designed to provide compensation below the 50th percentile of market should our performance fall short of that criteria. The Committee believes that targeting these levels of compensation helps to meet our overall total rewards strategy and executive compensation objectives and supports our long-term success.

Base Salary

Base salary is one of the main components of cash compensation for our executives. We choose to provide base salary compensation because it fits into our overall compensation objectives by providing a base for attracting and retaining executives and establishing a minimum level of compensation upon which our executives may rely. In addition to providing a base salary that is competitive with the market, we target base salary compensation to align each position’s base salary level so that it reflects such position’s scope and level of responsibility. As described above, each year we conduct a Competitive Market Analysis for each executive position against our Peer Group and the telecommunications industry and general industry compensation surveys, based on the unique responsibilities of each position. The midpoints of our executive base salary ranges generally correspond to the 50th percentile of market for each position. The Committee targets base salary ranges at the 50th percentile of market, which is lower than the market reference point the Committee targets for the “at risk” components of compensation, in order to provide the executives with a fixed base level of compensation near the midpoint of the market.

The Committee bases its decisions regarding annual base salary adjustments on multiple factors, including the following:

•	the performance of the executive, including such executive’s contribution, accountability and experience;
•	the annual cost of labor adjustment as provided in various proprietary surveys; and
•	the Competitive Market Analysis and the executive’s existing base salary as compared to the 50th percentile of market salary reference point.

The Committee reviews proposals made by the CEO with regard to base salary adjustments for executives other than himself and the EVC, and then either approves or amends these base salary adjustments. The Committee independently reviews the performance of the CEO and EVC and determines and approves an appropriate base salary. The Committee has positioned 2008 actual base salary levels for our NEOs above the 50th percentile of market in some cases and below the 50th percentile of market in other cases based on some of the factors discussed above and considering other factors, such as an executive’s tenure, experience, expertise and contribution. For 2008, the NEOs received annual increases to their prior year base salaries ranging from 3.5% to 14.64%. After receiving their annual base salary increases in 2008, Mr. Kelly’s base salary was subsequently reduced by 10% effective July 2008 as he transitioned from the role of CEO to EVC, and Mr. Moreland’s, Mr. Brown’s and Mr. Kelley’s base salaries were subsequently increased from 2007 levels by 30.8%, 82.9% and 44.8%, respectively, in recognition of their respective promotions effective July 2008 for Mr. Moreland and Mr. Brown and effective September 2008 for Mr. Kelley. For 2007, the NEOs (other than Messrs. Brown and Kelley who became NEOs in 2008) received annual increases to their prior year base salaries ranging from 3.5% to 4.27%. For 2006, the NEOs (other than Messrs. Brown and Kelley who became NEOs in 2008) received annual increases to their prior year base salaries ranging from 1.34% to 3.25%.

Short-Term Incentives

The short-term incentive component of compensation represents a significant portion of the overall cash compensation for our executives. Short-term incentives are a variable element of compensation that are directly linked to specific short-term financial, operational and individual performance objectives. The Committee generally targets our short-term incentive compensation at the 75th percentile of market, a higher percentile than the one used to set base salary, reflecting the relative importance to the Committee of performance-based incentive pay.

Our short-term incentives are “at risk,” meaning they are earned based on meeting certain performance goals, and increase or decrease in value based on the degree of achievement of those goals. In order to accomplish its overall executive compensation objectives, the Committee has identified the following objectives for developing the framework of the short-term incentive program. The program should:

•	be performance-based;
•	promote a short-term perspective among executives to complement the long-term perspective promoted by the long-term incentive program;
•	be competitive with the market;
•	motivate executives by providing the appropriate reward for individual and corporate performance based on our goals and objectives;
•	focus business unit executives on maximizing results of their operating segments, while reinforcing the importance of company-wide teamwork;
•	link the financial measures with stockholder expectations; and
•	link the financial and non-financial measures with the individual performance of the executives.

To achieve these objectives, our short-term incentives for executives are comprised of performance-based AI’s paid in accordance with an annually approved Executive Management Team Annual Incentive Plan (“AI Plan”). The AI Plan is a cash based, short-term incentive award program that provides executives with the opportunity to earn an annual cash incentive if certain annual performance goals are achieved. Performance goals are established based on the annual expectations for our business and are meant to be challenging yet achievable. The performance period covered by the AI Plan is from January 1 to December 31 (“AI Plan Year End”) of the applicable calendar year.

        AI Plan Award Opportunity. Under the AI Plan, each executive has minimum, threshold, target and maximum AI award opportunities that are aligned with minimum, threshold, target and maximum performance outcomes for which incremental increases in performance outcomes result in incremental increases in the AI Plan awards.

Each corporate and business unit operating executive (i.e., those with direct profit and loss or overall financial responsibilities) is eligible to earn between 0% and 175% of such executive’s target opportunity under the AI Plan. Each functional executive (i.e., those with indirect profit and loss responsibilities) is eligible to earn between 0% and 150% of such executive’s target opportunity. These percentages were selected by the Committee at the time the plan was designed after consultation with, and a review of information provided by, the Compensation Consultant, were based on relevant market data discussed above and were considered in the review of total compensation previously discussed. The executive’s target opportunity is generally based on the 75 th percentile of market and is expressed as a percentage of the executive’s base salary. Actual 2008 AI target levels for our NEOs are above the 75th percentile of market in some cases and below the 75th percentile of market in other cases (with our CEO’s target AI level being below this level) for reasons similar to those discussed above that drive base salary positioning. Details regarding the AI Plan opportunities as a percentage of base salary for the NEOs are provided below in the table and related footnotes in “—Grants of Plan-Based Awards in 2008” in this “VII. Executive Compensation.”

AI Performance Goals. For 2008, 2007 and 2006, as in other recent years, there were two categories of performance goals under the AI Plan: (1) corporate/business unit performance goals and (2) individual performance goals:

•	Corporate/Business Unit Performance Goals. The 2008, 2007 and 2006 corporate/business unit performance goals for our executive officers include the following:

•	Corporate Adjusted EBITDA[4]
•	Corporate Recurring Cash Flow[5] (“RCF”) per Share
•	Business Unit Adjusted EBITDA
•	Business Unit RCF[6]
•	Business Unit RCF per Share
•	Business Unit Net New Sales

All of the performance goals were approved by the Committee. For each executive, one or more financial performance measures with equal or different weights may be used within this category; the measures and weights assigned to each executive generally reflect those measures with respect to which the executive has the greatest exposure and ability to influence. For 2008, 2007 and 2006, the type and level of corporate/business unit performance goals are primarily based on the Board approved financial budget and the guidance provided to investors for the applicable calendar year, with “target” goals representing the Board approved budget amounts.

•

Individual Performance Goals. Individual performance goals are generally based on the key individual goals approved by the Committee for the CEO and EVC and by the CEO for other executive officers, pursuant to our annual performance management system (our system for documenting and measuring the individual performance of our employees on an annual basis). These goals may include additional financial, operational or qualitative measures for a specific executive and are generally based on the prospective business environment considerations for the upcoming year. The minimum, threshold, target and maximum individual performance assessments are based on how well the executive meets the goals established. While the assessment of how well individual performance goals are met is less objective than for the financial measures, the following categories are used to assess individual performance:

•	Exceeds Expectations
•	Meets Expectations
•	Meets Most Expectations
•	Does Not Meet Expectations

[4]	We define Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, interest expense and amortization of deferred financing costs, losses on purchases and redemptions of debt, net gain (loss) on interest rate swaps, impairment of available-for-sale securities, interest and other income (expense), benefit (provision) for income taxes, minority interests, cumulative effect of change in accounting principle, income (loss) from discontinued operations, and stock-based compensation expense.

[5]	We define recurring cash flow as Adjusted EBITDA, less interest expense and less sustaining capital expenditures.

[6]	Business Unit RCF became a corporate/business unit performance goal starting in 2008.

The performance goals weighting for each NEO for 2008, 2007 and 2006 (with respect to the position held by the NEO as of December 31 of each such year) was as follows:

				Performance Goals Weighting
Name	Title	Year	Corporate Adjusted EBITDA	Corporate RCF per Share	Business Unit Adjusted EBITDA	Business Unit RCF per Share	Business Unit RCF	Business Unit Net New Sales	Individual	Total
W. Benjamin Moreland	President	2008	40%	35%	—	—	—	—	25%	100%
	& CEO	2007	40%	35%	—	—	—	—	25%	100%
		2006	40%	35%	—	—	—	—	25%	100%

John Kelly	EVC	2008	40%	35%	—	—	—	—	25%	100%
		2007	40%	35%	—	—	—	—	25%	100%
		2006	40%	35%	—	—	—	—	25%	100%

Jay A. Brown[7]	SVP &CFO	2008	40%	35%	—	—	—	—	25%	100%

James D. Young	Chief	2008	20%	20%	20%	—	20%	—	20%	100%
	Operating	2007	20%	20%	20%	20%	—	—	20%	100%
	Officer	2006	20%	20%	20%	20%	—	—	20%	100%

E. Blake Hawk	EVP &	2008	30%	20%	—	—	—	—	50%	100%
	General	2007	30%	20%	—	—	—	—	50%	100%
	Counsel	2006	30%	20%	—	—	—	—	50%	100%

Philip M. Kelley[7]	SVP— Corporate Development & Strategy	2008	30%	20%	—	—	—	—	50%	100%

We believe this approach to determining financial and individual goals provides appropriate balance and oversight to our goal-setting process.

Following Plan Year End, an individual performance rating is (1) determined and approved by the Committee for the CEO and EVC and (2) proposed by the CEO and reviewed and approved by the Committee for each of the other executives, based on their performance with respect to the individual performance goals established at the beginning of the year. An individual payout multiple is then determined based on the individual performance ratings alignment with minimum, threshold, target and maximum payout multiples as follows (the Committee and CEO may use positive or negative discretion regarding the exact payout multiples relative to the individual performance ratings):

•

Exceeds Expectations: A corporate and business unit operating executive may earn an individual performance payout multiple of 111% to 175%, and a functional executive may earn a payout multiple of 111% to 150%.

•	Meets Expectations: An executive may earn an individual performance payout multiple of 90% to 110%.
•	Meets Most Expectations: An executive may earn an individual performance payout multiple of 50% to 89%.
•	Does Not Meet Expectations: An executive will not earn an individual performance component of the AI payment with respect to such executive’s AI calculation.

In recent years, including 2008, 2007 and 2006, there were also two minimum performance requirements in order for any executives to receive a full AI Plan award:

•	A minimum financial performance level of 90% of budgeted corporate Adjusted EBITDA must be achieved for any executive to be eligible for an AI Plan award; and

[7]	Messrs. Brown and Kelley became NEOs in 2008, and, therefore, compensation information is only provided for them with respect to 2008.

•

The business units or departments for which the executives are responsible must receive an acceptable assessment of applicable internal control over financial reporting for the previously completed fiscal year, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (“404 Assessment”). Receipt of a 404 Assessment with a material weakness, significant deficiency or other material internal control issues may result in a reduction or elimination of the AI Plan awards for the responsible executives and potentially all of the executives.

For 2008, the NEOs received an AI award based on the following total payout multiples of target, all of which fall within the payout multiple parameters described above:

Name	Title	Corporate/Business Unit Performance Goals	Individual Performance Goals	Total
W. Benjamin Moreland	President & CEO	160%	111%	148%
John P. Kelly	EVC	160%	111%	148%
Jay A. Brown	SVP, CFO & Treasurer	155%	140%	150%
James D. Young	Chief Operating Officer	145%	135%	143%
E. Blake Hawk	EVP & General Counsel	139%	125%	132%
Philip M. Kelley	SVP—Corporate Development	143%	125%	136%

Additional details regarding the AI Plan awards for the NEOs are provided below in the tables and related footnotes at “—Summary Compensation Table” and “—Grants of Plan-Based Awards in 2008” in this “VII. Executive Compensation.”

Long-Term Incentives

The objectives of our long-term incentive program are to:

•	align a significant portion of our executives’ compensation to growth in stockholder value;

•	provide a means for our executives to accumulate shares of Common Stock in order to foster an “ownership culture”; and

•	serve as a retention device for our executives.

The long-term incentive component represents the largest portion of the overall value of the total compensation program for our executives. The Committee generally targets our long-term incentive compensation at the 75th percentile of the market, a higher percentile than the one used to set base salary, reflecting the relative importance to the Committee of incentive pay.

In recent years, including 2008, 2007 and 2006, the long-term equity incentives granted to our executives have been “at risk,” meaning they have to meet performance-contingent parameters in order for the transfer and forfeiture restrictions to terminate (i.e., “vest”). With respect to 2009, the Committee, with the assistance of our Compensation Consultant, assessed the current economic climate, executive compensation market data and our business needs and determined that a mix of performance-contingent equity and time vesting equity would be appropriate to meet our long-term executive incentive program objectives. In order to accomplish its overall objectives, the Committee has identified the following factors for developing the framework of the long-term incentive program. The program should:

•	balance “at risk” performance-based vesting with the stability of time-based vesting;

•	promote a long-term perspective among executives to complement the short-term perspective promoted by the AI awards;

•	promote an ownership culture by facilitating the accumulation and retention of shares of Common Stock;

•	support the growth in stockholder value;

•	be efficient from a stockholder dilution perspective;

•	serve as a retention device;

•	be cash efficient by emphasizing the use of Common Stock;

•	provide stability to our overall compensation program; and

•	be tax efficient.

Although our 2001 Stock Incentive Plan (“2001 Plan”) and 2004 Plan (approved by our stockholders on June 5, 2001 and May 26, 2004, respectively) permit the use of various types of equity compensation vehicles, the Committee believes the use primarily of a mix of performance-contingent vesting and time vesting RSAs best meets the objectives outlined above. The Committee utilizes RSAs in various forms to meet these objectives.

RSAs

There are four general categories of RSAs which the Committee has granted to executives in recent years, including 2008, 2007 and 2006, which generally have the vesting attributes noted below:

•

Annual RSAs (“Annual RSAs”) are generally awarded once per calendar year as part of delivering a competitive total compensation package to executives. For 2008, 2007 and 2006, the Annual RSAs granted to executives contain a performance-contingent vesting component (“Performance RSAs”) which permits such RSAs to vest upon the Common Stock reaching certain pre-established price targets for a specified period of time (“Performance Vesting”). Annual RSAs for non-executive employees typically contain time-based vesting parameters (“Time Vest RSAs”) which permit such RSAs to vest over time (“Time Vesting”). For 2009, the Annual RSAs granted to executives are comprised of a combination of Performance RSAs and Time Vest RSAs.

•	New hire RSAs (“New Hire RSAs”) are Time Vest RSAs awarded to certain newly hired executives based on the position and role into which they are hired.

•	Promotion RSAs (“Promotion RSAs”) are Performance RSAs or Time Vest RSAs awarded to certain executives in recognition of a promotion to a new position or role.

•

Other RSAs (“Other RSAs”) may be awarded to certain executives in a given year to meet specific business initiatives or compensation objectives (e.g., retention, merger integration, etc.) or to recognize certain executives for exceptional performance. The Other RSAs may include Performance RSAs or Time Vest RSAs.

Annual RSAs are generally approved by the Committee at the First Regular Committee Meeting of the year. The Committee reviews and approves the executive RSA Program Summary, which summarizes the parameters of the Annual RSAs, New Hire RSAs, Promotion RSAs and Other RSAs (if any) for grant to executives in the current fiscal year pursuant to our 2001 Plan and 2004 Plan (all RSAs granted in 2008 were pursuant to the 2004 Plan).

RSA Vesting Parameters.

The following is a description of the vesting parameters that are generally applicable to the various RSAs which have been granted to the NEOs in recent years.

Annual RSAs. To support the pay-for-performance approach and maintain a significant portion of the executives’ compensation at risk, the Annual RSAs granted annually to the executives typically have Performance Vesting parameters. The Performance Vesting relating to Annual RSAs granted in the first quarter of 2008 (“2008 Performance RSAs”) to the NEOs and certain other key employees can be met by achieving a time and performance criteria. The Performance Vesting relating to Annual RSAs granted in the first quarter of 2007 and 2006 (“2007 Performance RSAs” and “2006 Performance RSAs,” respectively) to the NEOs and certain other key employees can be met by achieving (1) a time and performance criteria or (2) an accelerated performance criteria. The vesting criteria relating to the Annual RSAs granted in 2008, 2007 and 2006 to the non-executive employees (“2008 Time Vest RSAs,” “2007 Time Vest RSAs” and “2006 Time Vest RSAs,” respectively) can be met through Time Vesting. As noted above, for 2009 the Annual RSA grant to the NEOs and certain other key employees is comprised of a combination of Performance RSAs (“2009 Performance RSAs”) and Time Vest RSAs (“2009 Time Vest RSAs” and, together with the 2009 Performance RSAs, the “2009 Annual RSAs”). The Performance Vesting relating to the 2009 Performance RSAs can be met by achieving a time and performance criteria, while the vesting criteria relating to the 2009 Time Vest RSAs can be met through Time Vesting.

In the first quarter of 2008, the Committee authorized the grant of Annual RSAs for approximately 886,410 shares to approximately 413 employees, which included grants of 2008 Performance RSAs for approximately 635,167 shares to approximately 23 key employees, including grants for 332,311 shares to the NEOs. In the first quarter of 2007, the Committee authorized the grant of Annual RSAs for approximately 539,067 shares to approximately 295 employees, including grants of 2007 Performance RSAs for 243,399 shares to four of the NEOs (Messrs. Moreland, Kelly, Hawk and Young) and a grant of 2007 Time Vest RSAs for 12,348 shares to Mr. Brown (who was not an NEO at the time). In the first quarter of 2006, the Committee authorized the grant of Annual RSAs for approximately 613,470 shares to over 270 employees, including grants of 2006 Performance RSAs for 254,776 shares to four of the NEOs (Messrs. Moreland, Kelly, Hawk and Young) and grants of 2006 Time Vest RSAs for 17,335 shares to Messrs. Brown and Kelley (who were not NEOs at the time).

As to the time and performance criteria for the 2008 Performance RSAs granted to executives and key employees, if the Common Stock achieves a price target (“Cliff Vest Target”) above a base price (“Base Price”) for 20 consecutive trading days which include any date on or before the third anniversary of the grant date (“Performance Period Date”) then such RSAs cliff vest on the Performance Period Date (or thereafter if applicable). The Base Price is equal to the closing price of our Common Stock the day after the First Regular Committee Meeting of the grant year, and the Cliff Vest Target for the 2008 Performance RSAs is equal to 115% of the Base Price. The 2007 Performance RSAs and 2006 Performance RSAs issued to the executives have cliff vesting parameters which operate similar to the 2008 Performance RSAs, except that the Performance Period Date is the fourth anniversary of the grant date and the Cliff Vest Target is 120% of the Base Price. If the Cliff Vest Target begins to be met on or prior to the Performance Period Date and such 20 consecutive trading days is completed after the Performance Period Date, the remaining unvested Performance RSAs will vest as of the end of such 20 consecutive trading day period. The Base Price, Cliff Vest Targets and Performance Period Dates for the 2008 Performance RSAs, 2007 Performance RSAs and 2006 Performance RSAs described in this section are as follows:

	2008 Performance RSA	2007 Performance RSA	2006 Performance RSA
Base Price (at grant)	$36.09	$34.50	$30.89
Cliff Vest Target	$41.50	$41.40	$37.07	[8]
Performance Period Date	Feb. 21, 2011	Feb. 22, 2011	Feb. 23, 2010

[8]	During 2007, the Cliff Vest Target relating to the 2006 Performance RSAs was met when the Common Stock closed at or above $37.07 per share for 20 consecutive trading days.

If a Cliff Vest Target is not met as described above, then the applicable Performance RSAs will generally not vest as to executives and certain key employees, other than those 2007 Performance RSAs and 2006 Performance RSAs that may have vested pursuant to the accelerated Performance Vesting schedule described below.

All or part of the 2007 Performance RSAs and 2006 Performance RSAs may vest more quickly than under the cliff vesting schedule described above upon the achievement of certain Common Stock price appreciation targets (“Accelerated Targets”) above a Base Price for 20 consecutive trading days. The 2008 Performance RSAs do not have the opportunity to vest pursuant to an accelerated Performance Vesting schedule. The Accelerated Targets and Performance Vesting schedule for the 2007 Performance RSAs and 2006 Performance RSAs are as follows:

Accelerated Targets	2007 Performance RSA	2006 Performance RSA	Incremental % Vesting	Aggregate % Vesting
Base Price x Growth %* = Target 1	$39.68	$35.52	33.33%	33.33%
Target 1 x Growth %* = Target 2	$45.63	$40.85	33.33%	66.66%
Target 2 x Growth %* = Target 3	$52.47	$46.98	33.34%	100.00%

*	The applicable growth percentage for the 2007 Performance RSAs and 2006 Performance RSAs is 115%.

The 2008 Time Vest RSAs generally issued to employees other than NEOs, senior officers and key employees provide for Time Vesting at 20%, 30% and 50%, respectively, on each of the first three anniversary dates of the grant date. The 2007 Time Vest RSAs and 2006 Time Vest RSAs issued to non-executive employees provide for (1) Time Vesting at 10%, 20%, 30% and 40%, respectively, on each of the first four anniversary dates of the grant date and (2) Performance Vesting at the same Accelerated Targets as shown above for the executives.

In the first quarter of 2009, the Committee authorized, as 2009 Annual RSAs, the grant to the NEOs of a combination of (1) 2009 Time Vest RSAs which Time Vest at 33.33%, 33.33% and 33.34%, respectively, on each of the first three anniversary dates of the grant date and (2) 2009 Performance RSAs which may Performance Vest pursuant to a time and performance criteria over a three year performance period as further described below. With respect to the 2009 Annual RSAs granted to the NEOs, the grant value mix between 2009 Time Vest RSAs and 2009 Performance RSAs is approximately 35% and 65%, respectively, of the combined total grant value for each NEO (“Grant Value”), with the Grant Value for each NEO being determined by the Committee by generally targeting approximately the 75th percentile of the value of the annual long-term incentive practices at the Peer Group and other companies reviewed in the Competitive Market Analysis for similar officer positions. Actual Grant Values for our NEOs for the 2009 Performance RSAs are above the 75th percentile of market in some cases and below the 75th percentile of market in other cases (with our CEO’s Grant Value being below this level) for reasons similar to those discussed above with respect to base salary positioning. In connection with the 2009 Annual RSAs, the Committee authorized the grant of 2009 Time Vest RSAs for approximately 802,360 shares to 394 employees and 2009 Performance RSAs for 1,425,558 shares9 to 23 employees, including 2009 Time Vest RSAs for 202,255 shares to the NEOs and 2009 Performance RSAs for 905,868 shares9 to the NEOs.

As to the time and performance criteria for the 2009 Performance RSAs, a percentage of the 2009 Performance RSAs (from 50% to 200% of the Target Shares (defined below)) may cliff vest on the third anniversary of the grant date based upon the highest average closing price per share of Common Stock for 20 consecutive trading days during the last 180 days of the performance period (“Highest Average Price”) achieving a price appreciation hurdle along a price range continuum consisting of a Minimum

[9]	The number of shares subject to 2009 Performance RSAs is the maximum number of shares that will vest upon the Maximum Price performance criteria being satisfied.

Price, a Target Price and a Maximum Price. The number of “Target Shares” for each NEO is approximately 65% of the Grant Value for such NEO divided by $16.59 (a Base Price of $20.00 adjusted for a FAS 123(R) valuation ratio provided by the Compensation Consultant). The “Minimum Shares” represent 50% of the Target Shares, and the “Maximum Shares” represent 200% of the Target Shares. The Minimum Price, Target Price and Maximum Price hurdles were determined by applying a compound annual growth rate (“CAGR”) of 5%, 12% and 25% to the Base Price10 as follows:

Performance Level	Price Appreciation Hurdle Formula	Price Appreciation Hurdle
Minimum	Base Price ($20.00) x 1.05^3	$23.15
Target	Base Price ($20.00) x 1.12^3	$28.10
Maximum	Base Price ($20.00) x 1.25^3	$39.06

If the Highest Average Price achieved equals the (1) the Minimum Price, (2) the Target Price or (3) the Maximum Price or higher, then the percentage of Target Shares which vests on the Price Performance Date is 50%, 100% or 200% of the Target Shares, respectively. If the Highest Average Price achieved falls between the Minimum Price, Target Price and Maximum Price, then the percentage of Target Shares which vests is determined on a pro rata basis in relation to the Minimum, Target and Maximum vesting amounts as follows:

Performance Level Achieved	Price Appreciation Hurdle/Highest Average Price	Percentage of Target Shares Vesting
Minimum Price	$23.15	50%

Minimum Price to Target Price	Between $23.15 and $28.10	Between 50% and 100% (an additional increase of approximately 10.101% for each $1.00 increase in the Highest Average Price above $23.15)

Target Price	$28.10	100%

Target Price to Maximum Price	Between $28.10 and $39.06	Between 100% and 200% (an additional increase of approximately 9.1241% for each $1.00 increase in the Highest Average Price above $28.10)

Maximum Price or higher	$39.06 and above	200%

In addition, if the closing share price of the Common Stock is at or above the Minimum Price of $23.15 on the Performance Period Date and none of the vesting criteria described above has yet been satisfied, then 50% of the Target Shares will vest if and upon the closing share price of the Common Stock being at or above the Minimum Price for a period of 20 consecutive trading days that includes the Price Performance Date.

The levels at which the Common Stock price vesting targets are established for a given year’s Performance RSA grant are generally reviewed and approved at the First Regular Committee Meeting

[10]

As noted below (see “–RSA Valuations and Grant Levels”), in determining the grant levels for the 2009 Annual RSAs, the Committee utilized a Common Stock price of $20.00 per share, instead of the grant date closing Common Stock price per share of $15.99, resulting in fewer shares granted for the 2009 Annual RSAs than if the grant date closing price had been used. Achieving a Highest Average Price equal to the Minimum Price, Target Price or Maximum Price would require the Common Stock to achieve a CAGR of approximately 13.13%, 20.68% or 34.68%, respectively, from the grant date closing Common Stock price per share of $15.99.

of the grant year. The review generally includes an analysis of (1) historical Common Stock price performance, (2) our financial forecasts and budgets, and (3) performance contingent equity compensation market practices as disclosed in third party market sources.

Additional information regarding the Performance RSAs described above is provided below in the tables and related footnotes at “—Summary Compensation Table” and “—Grants of Plan-Based Awards in 2008” in this “VII. Executive Compensation.”

New Hire and Promotion RSAs. As noted above, New Hire RSAs generally have Time Vesting parameters, while Promotion RSAs may have Time Vesting or Performance Vesting parameters. New Hire RSAs and Promotion RSAs with Time Vesting typically vest over five years, with the vesting schedule generally being back-end loaded (i.e., a majority of the vesting occurs later in the vesting period) to ensure that there is relevant retention value associated with such grants. There were no New Hire RSAs and no Promotion RSAs with Time Vesting granted to the NEOs in 2008, 2007 or 2006. In the second quarter of 2008, the Committee approved the grant of Promotion RSAs to Mr. Moreland and Mr. Brown for 52,214 shares and 38,216 shares, respectively, and in the third quarter of 2008, the Committee approved the grant of Promotion RSAs to Mr. Kelley for 8,230 shares (collectively, the “2008 Promotion RSAs”); these Promotion RSAs granted in 2008 have Performance Vesting parameters substantially similar to the 2008 Annual Performance RSAs. No Promotion RSAs with Performance Vesting were granted to the NEOs in 2007 or 2006. See footnote (b) to the table below at “—Summary Compensation Table” and footnote (a) to the table below at “—Outstanding Equity Awards at 2008 Fiscal Year End” in this “VII. Executive Compensation” for information, including general vesting parameters, relating to New Hire RSAs granted to Mr. Young in October 2005.

Other RSAs. From time to time, the Committee has approved the grant of Other RSAs to certain executives and other employees to meet specific business initiatives or compensation objectives (e.g., retention, merger integration) or to recognize certain executives for exceptional performance. While Other RSAs may include Performance RSAs or Time Vest RSAs, such RSAs have typically been granted with Performance Vesting similar to the Performance RSAs granted as Annual RSAs, except without an opportunity for accelerated Performance Vesting. Such vesting terms support our pay-for-performance objective and help to maintain a significant portion of an executive’s compensation at risk.

Because of the critical importance of successfully integrating Global Signal into Crown Castle, on January 11, 2007, the Committee approved the grant of RSAs for up to 712,000 shares of Common Stock (“Integration RSAs”) to approximately 155 of our employees, including the grant of Integration RSAs for up to 200,103 shares to four of the NEOs (Messrs. Moreland, Brown, Hawk and Young). The grant was conditioned upon the successful close of the Global Signal Merger. John P. Kelly, our CEO at the time, elected not to participate in the Integration RSAs. The objectives for granting the Integration RSAs were to complement the retention value of our existing long-term incentive program for certain key employees during a demanding integration period following the Global Signal Merger and to further incent such key employees to ensure the successful integration of Global Signal with us by aligning the terms of the Integration RSAs to Performance Vest with long-term stockholder value appreciation. The Integration RSAs provided for Performance Vesting of 100% of the Integration RSAs on December 31, 2008 (or thereafter if applicable), provided that the Common Stock closed at or above $44.50 per share (128% of the closing price of the Common Stock on October 5, 2006, the day prior to our announcement of the Global Signal Merger) for any 20 consecutive trading days which included any date on or between July 1, 2008 and December 31, 2008. On December 31, 2008, as a result of the Common Stock not achieving the applicable price threshold, the Integration RSAs granted to the NEOs were forfeited.

In the first quarter of 2007, the Committee approved the grant of RSAs for 60,000 shares (“2007 Retention RSAs”) to Mr. Kelley in recognition of the extension of his expatriate assignment as

Managing Director of CCAL and to retain him to transition into his current role. The 2007 Retention RSAs provide for Time Vesting of 50%, 25% and 25% on December 31, 2008, 2009, and 2010, respectively.

In the first quarter of 2006, as a component of long-term equity-based compensation for 2006, the Committee authorized the grant of certain RSAs (“2006 Retention RSAs”) for approximately 523,191 shares to certain of our key employees, including the grant for 334,079 shares to the NEOs. The Committee determined and recommended the grant of the 2006 Retention RSAs to provide additional retention value for our executives and key employees since the vesting of a majority of all previously granted RSAs had accelerated as a result of our Common Stock achieving the Performance Vesting targets relating to such RSAs. The 2006 Retention RSAs issued to Messrs. Moreland, Kelly, Hawk and Young provided for Performance Vesting of 100% of the 2006 Retention RSAs on February 23, 2009 (the third anniversary of the grant date), or thereafter, if applicable, provided the Common Stock closed at or above $42.50 per share (approximately 137% of the Base Price) for any 20 consecutive trading days which included any date on or between September 22, 2008 and February 23, 2009. The 2006 Retention RSAs issued to all other employees, including Messrs. Brown and Kelley (who were not NEOs at the time), provided for Time Vesting of 100% of the 2006 Retention RSAs on February 23, 2009. On February 23, 2009, as a result of the Common Stock not achieving the applicable price threshold, the 2006 Retention RSAs granted to Messrs. Moreland, Kelly, Hawk and Young were forfeited.

The following table shows the number of Integration RSAs and 2006 Retention RSA forfeited by each of the NEOs:

Name	Integration RSAs Forfeited December 31, 2008	2006 Retention RSAs Forfeited February 23, 2009	Total RSAs Forfeited
W. Benjamin Moreland	62,897	78,108	141,005
John P. Kelly	—	145,533	145,533
Jay A. Brown	22,000	—	22,000
James D. Young	53,581	36,294	89,875
E. Blake Hawk	61,625	55,657	117,282
Philip M. Kelley	—	—	—

In the second quarter of 2006, the Committee approved the grant of certain RSAs (“2006 Succession RSAs”) for 20,000 shares and 20,000 shares to Mr. Brown and Mr. Kelley, respectively. The 2006 Succession RSAs provide for vesting of 100% of the 2006 Succession RSAs on May 25, 2009 (the third anniversary of the grant date), or thereafter, if applicable, provided the Common Stock closes at or above $42.50 per share (approximately 132% of the Base Price) for any 20 consecutive trading days which include any date on or between December 22, 2008 and May 25, 2009.

Additional information regarding the Integration RSAs, 2007 Retention RSAs, 2006 Retention RSAs and 2006 Succession RSAs is provided below in the tables and related footnotes at “—Summary Compensation Table” and “—Grants of Plan-Based Awards in 2008” in this “VII. Executive Compensation.”

RSA Valuations and Grant Levels. In determining RSA valuations and grant levels each year, the Committee generally follows an approach similar to the one it utilizes to develop base salaries and AI awards. With the assistance of the Compensation Consultant, the Committee examines the long-term incentive practices at the Peer Group and other companies reviewed in the Competitive Market Analysis to determine the 75th percentile of the market as to long-term incentive values. Using the 75th percentile of market for similar officer positions generally as the midpoint, ranges of RSA multiples of base salary are established for each executive. While the ranges of RSA base salary multiples target the 75th percentile of market generally as the midpoint, the ranges extend above and below this 75th percentile, based upon where the market data indicates the distribution of these ranges tend to be. An RSA multiple of base salary, generally based on our overall financial performance for the prior year and each executive’s individual performance and anticipated future role, is then (1) determined and approved by the Committee for the CEO and EVC and (2) proposed by the CEO and reviewed and approved by the Committee for each of the other executives. The fair value of the RSAs as developed by the Compensation Consultant are then converted into a recommended number of shares to be granted to each executive, typically based on the per share closing price of the Common Stock on the date of grant. The valuation methodology used to value (1) the 2008 Performance RSAs, (2) the 2007 Performance RSAs, the Integration RSAs and the 2007 Retention RSAs and (3) the 2006 Performance RSAs, 2006 Retention RSAs and the 2006 Succession RSAs, respectively, is summarized in notes 1 and 12 to our consolidated financial statements in our 2008 Form 10-K, our Annual Report on Form 10-K for the year ended December 31, 2007 (“2007 Form 10-K”) and our Annual Report on Form 10-K/A for the year ended December 31, 2006 (“2006 Form 10-K”). In determining the grant levels for the Annual RSAs granted in 2009, the Committee utilized a Common Stock price of $20.00 per share, instead of using the closing per share Common Stock price on the grant date, which was $15.99, as had been the practice for several years. Using a Common Stock price of $20.00 instead of the closing common stock price on the grant date of $15.99, resulted in fewer shares granted for the 2009 Annual RSAs.

In addition to considering the valuation of each RSA grant, management and the Committee also consider the overall potential stockholder dilution impact and “burn rate” (i.e., the rate at which awards are granted) of the RSAs to be granted. Each year, the Committee reviews and recommends to the Board for approval a budgeted level of shares that may be used in connection with the grant of RSAs to the executives and our other eligible employees. This review and recommendation process includes an analysis of potential dilution levels and burn rates resulting from the potential grant of such RSAs as compared to independent surveys from third party sources, which may include the Compensation Consultant, RiskMetrics Group or Mercer. The Committee and management use this competitive market data regarding dilution levels and burn rates as an additional gauge in making decisions regarding annual grants of long-term equity compensation.

Our stockholder dilution was approximately 5.50%, 6.00% and 7.50%, and our burn rate was approximately 0.50%, 0.50% and 0.60% for the years ended December 31, 2008, 2007 and 2006, respectively. We believe our stockholder dilution and burn rates are competitive relative to comparable companies based upon the independent surveys identified above.

Stock Options

Neither the Committee nor the Board has granted stock options to purchase shares of Common Stock to employees since 2003, and neither has granted stock options to any executive officers, including the NEOs, since October 2001. Neither the Committee nor the Board anticipates granting stock options to executives or other employees for the foreseeable future.

CCAL Share Options

To meet its long-term incentive objectives, CCAL has established a separate share option program for CCAL employees, which relates to shares of CCAL and is administered by the CCAL board of directors (or a committee thereof) (“CCAL Board). The CCAL share options (“CCALSOs”) generally have a seven year term and generally provide for (1) Time Vesting at 20% on each of the first five anniversary dates of the grant date or (2) Time Vesting at 10%, 20%, 30% and 40%, respectively, on each of the first four anniversary dates of the grant date and accelerated Performance Vesting at CCAL share valuation targets over the four year performance period. The CCALSO exercise price is determined by the CCAL Board and is typically based on the most recent available independent per share valuation of

CCAL at the time of grant. Subject to the CCAL Board’s discretion, CCAL employees currently have an opportunity during the second quarter of each year to cash settle any vested CCALSOs at a price based on the most recent available per share independent valuation of CCAL at the time of exercise.

In connection with his service as Managing Director of CCAL, Mr. Kelley was granted CCALSOs in 2007, 2006 and 2005 (see the tables and related footnotes below at “—Summary Compensation Table” and “—Outstanding Equity Awards at 2008 Fiscal Year End” in this “VII. Executive Compensation” for additional information regarding the CCALSOs granted to Mr. Kelley). None of the other NEOs have ever been granted CCALSOs.

Severance Agreements

The Committee believes establishing competitive severance arrangements with our executives is a key part of a total rewards package to effectively recruit and retain high-performing executives. We have entered into severance agreements containing severance benefits, non-compete, non-solicitation and minimum Common Stock ownership provisions with each NEO and certain other senior officers (as amended, “Severance Agreements”). We do not currently have employment agreements with any of our executives other than the Severance Agreements.

Pursuant to each Severance Agreement, we are required to provide severance benefits to the officer if such officer is terminated without cause (as defined in the Severance Agreement) or such officer terminates employment with good reason (as defined in the Severance Agreement) (collectively a “qualifying termination”). The Severance Agreements provide for enhanced severance benefits if the officer incurs a qualifying termination within two years following a change in control (as defined in the Severance Agreements).

In December 2007, we entered into amendments (“Severance Amendments”) to our Severance Agreements with each of the NEOs serving at such time. The Severance Amendments primarily add or modify provisions to the Severance Agreements in order to avoid the imposition of additional taxes and interest pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (“Code”). The Severance Amendments also made certain other changes that include (1) elimination of disability and death benefits in the event of a qualifying termination and (2) clarification or modification of certain defined terms and other provisions. The provisions reflected in the Severance Agreements have been incorporated into Severance Agreements subsequently entered into with executive officers.

We periodically review the level of the officer severance benefits by analyzing our severance benefits as compared to competitive market severance and change-in-control practices as provided in surveys and information from third parties, which may include the Compensation Consultant, Mercer, and RiskMetrics Group. Subsequent Severance Agreements may be different as a result of such reviews.

Details regarding the severance benefits provided under the Severance Agreements and the potential value thereof are provided below at “—Potential Payments Upon Termination of Employment” in this “VII. Executive Compensation.”

Other Benefits and Perquisites

In addition to base pay, short-term incentives, long-term incentives and severance benefits, we provide the other benefits outlined below. We believe these other benefits support our overall attraction and retention objectives.

Retirement Benefits

Our executives are eligible to participate in our 401(k) Plan under the same parameters applicable to all other employees, including eligibility for (1) a base matching contribution from us (which is subject to the Committee’s discretion) equal to 100% of the first 3% of the executive’s compensation contributed (“Base Match”) and (2) a discretionary annual matching contribution from us (which is also subject to the Committee’s discretion) equal to 100% of the next 3% of the executive’s compensation contributed, subject to IRS limitations (“Discretionary Match”). The value of our Base Match and Discretionary Match contributions for each NEO for the 2008, 2007 and 2006 401(k) Plan years are provided below in the table at “—Summary Compensation Table” in this “VII. Executive Compensation.”

Health and Welfare Benefits

Our executives are eligible to participate in the same health and welfare benefits that are available to our other eligible employees, such as medical, dental, life and disability insurance. The value of the health and welfare benefits paid by us for each NEO in 2008, 2007 and 2006 is provided below in the tables at “—Summary Compensation Table” and “—All Other Compensation Table” in this “VII. Executive Compensation.”

Relocation Benefits

In general, we do not offer our executives significant perquisites, other than relocation assistance (which includes expatriate benefits for international assignments). We generally offer relocation assistance to all of our employees who we ask to relocate in connection with their employment with us, with the level of benefits generally corresponding to the level of the employee’s position. We have found that relocation assistance can play an important role in attracting qualified new hire candidates or transferring existing employees to our various office locations. The primary benefits provided under our relocation assistance program to our NEOs and other senior management are generally: reasonable moving and related expenses, closing costs related to selling and buying a house, and temporary living expenses, if needed, for up to 60 days. In 2008, 2007 and 2006, we provided relocation benefits to two NEOs as described below in the table and related footnotes at “—All Other Compensation Table” in this “VII. Executive Compensation.”

Other Matters

Stock Ownership Requirements

In order to further align the interests of our senior management with those of our stockholders, we have adopted certain stock ownership requirements designed to support a culture of ownership among the NEOs and certain other senior officers with whom we have Severance Agreements. The Committee believes the maintenance of Common Stock ownership levels motivates executives to perform in accordance with the interests of our stockholders. The requirement levels are designed to ensure the executives have a meaningful economic stake in the Common Stock, while satisfying the executives’ need for portfolio diversification.

Our stock ownership requirements require our executives with Severance Agreements to accumulate, own and hold at all times during their employment a specified number of shares of Common Stock, which number does not include unvested RSAs which remain subject to transfer and forfeiture restrictions. Newly appointed or promoted senior officers are generally provided a grace period to accumulate the requisite number of shares (typically three years for newly hired senior officers). The specified number of shares to be held is agreed to by the executive and set forth in such executive’s Severance Agreement.

The current number of shares of Common Stock required to be held by the NEOs is set forth below in the description of the Severance Agreements at “—Potential Payments Upon Termination of Employment” in this “VII. Executive Compensation.” As of December 31, 2008, all of the NEOs serving at that time had exceeded their share ownership requirements.

Accounting and Tax Impacts upon Executive Compensation

For a discussion of the accounting impacts on various elements of long-term incentive compensation, see notes 1 and 12 to our consolidated financial statements in our 2008 Form 10-K, 2007 Form 10-K and 2006 Form 10-K.

Section 162(m) of the Code (“Section 162(m)”) generally disallows a public company’s tax deduction for compensation paid to the CEO and the four other most highly compensated officers in excess of $1 million in any taxable year. However, qualifying performance-based compensation is not subject to the deduction limit if certain requirements are satisfied.

In determining executive compensation, the Committee considers, among other factors, the possible tax consequences. Tax consequences, including tax deductibility, are subject to many factors (such as changes in the tax laws) that are beyond our control. In addition, the Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives. For these reasons, the Committee, while considering tax deductibility as one of the factors in determining compensation, does not limit compensation to those levels or types of compensation that will be deductible by us.

To this end, the AI Plan does not qualify for the Section 162(m) exemption even though it is an annual performance-based cash program primarily because the Committee maintains some level of subjectivity regarding the payout multiple applied to the executive based on the Committee’s assessment of the executive’s individual performance.

All compensation attributable to the vesting of RSAs with Performance Vesting and stock option exercises during 2008, 2007 and 2006 satisfied the requirements for deductibility under Section 162(m).

The portion of Mr. Kelly’s combined base salary and AI award in excess of $1 million for 2008, 2007 and 2006 does not qualify as performance-based compensation under Section 162(m) and is not deductible by us. In 2008, 2007 and 2006, only Mr. Kelly had non-performance based compensation that exceeded the $1 million threshold described above.

Compensation Committee 2008 Report

The Compensation Committee has reviewed and discussed the disclosure set forth above under the heading “Compensation Discussion and Analysis” with management and, based on the review and discussions, it has recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement.

Respectfully submitted by the Compensation Committee of the Board,

Lee W. Hogan (Chairman)

Ari Q. Fitzgerald

Robert E. Garrison II

J. Landis Martin

Summary Compensation Table

The following Summary Compensation Table sets forth the compensation of the NEOs for 2008, 2007 and 2006. Additional details regarding the applicable elements of compensation in the Summary Compensation Table are provided in the footnotes following the table.

Name and Principal Position	Year	Salary ($)(a)	Stock Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	All Other Compensation(d)	Total
W. Benjamin Moreland	2008	$418,347	$2,395,141	$559,637	$25,158	$3,398,283
President & CEO	2007	$360,395	$2,184,875	$426,731	$24,799	$2,996,800
	2006	$348,398	$1,396,265	$417,846	$24,453	$2,186,962

John P. Kelly	2008	$482,567	$2,646,517	$714,029	$25,213	$3,868,326
EVC	2007	$495,274	$3,139,203	$821,965	$24,928	$4,481,370
	2006	$476,038	$2,471,810	$749,252	$24,914	$3,722,014

Jay A. Brown (e)	2008	$261,025	$1,118,070	$242,327	$24,900	$1,646,322
SVP & CFO

James D. Young	2008	$333,232	$1,639,365	$316,712	$25,074	$2,314,383
SVP & COO	2007	$307,015	$1,743,078	$244,944	$41,337	$2,336,374
	2006	$298,051	$1,158,988	$287,755	$83,128	$1,827,922

E. Blake Hawk	2008	$365,466	$1,533,860	$364,186	$23,083	$2,286,595
EVP & General Counsel	2007	$353,107	$1,605,737	$320,361	$23,909	$2,303,114
	2006	$341,538	$920,501	$335,253	$24,428	$1,621,720

Philip M. Kelley (e)	2008	$237,923	$1,812,981	$173,026	$670,427	$2,894,357
SVP—Corporate Development & Strategy

(a)	Represents the dollar value of base salary earned by the NEO during the applicable fiscal year. In the first quarter of 2008, the NEOs received increases to their prior year base salaries ranging from 3.50% to 14.64%. In the third quarter of 2008, Mr. Kelly’s base salary was decreased 10% as he transitioned from CEO to EVC, and the base salaries of Messrs. Moreland, Brown and Kelley were increased from 2007 levels by 30.8%, 82.9% and 44.8%, respectively, in recognition of their promotions to the positions set forth in the table above. For 2007, the NEOs (other than Messrs. Brown and Kelley who became NEOs in 2008) received increases to their prior year base salaries ranging from 3.50% to 4.27%. For 2006, the NEOs (other than Messrs. Brown and Kelley who became NEOs in 2008) received increases to their prior year base salaries ranging from 1.34% to 3.25%.

(b)

Represents the amount recognized for financial statement reporting purposes with respect to the applicable fiscal year for RSAs granted to the executives, in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) (“SFAS 123(R)”), Share-Based Payment. A summary of the 2008, 2007 and 2006 SFAS 123(R) RSA valuation methodology and assumptions is provided in notes 1 and 12 of the consolidated financial statements in our 2008 Form 10-K, 2007 Form 10-K and 2006 Form 10-K. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service based vesting conditions. The amount shown for 2008 includes (1) the cost recognized for the 2008 Performance RSAs, 2007 Performance RSAs, Integration RSAs, 2006 Performance RSAs and 2006 Retention RSAs granted to the NEOs as a component of long-term equity based compensation, as well as (2) the recognized cost for 2007 Time Vest RSAs, 2006 Succession RSAs and 2006 Time Vest RSAs granted to Mr. Brown, (3) 2007 Retention RSAs, 2006 Succession RSAs, 2006 Time Vest RSAs and CCALSOs granted to Mr. Kelley, and (4) New Hire RSAs granted to Mr. Young in 2005. The amount shown for 2007 includes (1) the cost recognized for the 2007 Performance RSAs, Integration RSAs, 2006 Performance RSAs and 2006 Retention RSAs granted to the NEOs as a component of long-term equity-based compensation, as well as (2) the recognized cost for 2007 Time Vest RSAs, 2006 Succession RSAs and 2006 Time Vest RSAs granted to Mr. Brown, (3) 2007 Retention RSAs, 2006 Succession RSAs, 2006 Time Vest RSAs and CCALSOs granted to Mr. Kelley and (4) New Hire RSAs granted to Mr. Young in 2005. The amount shown for 2006 includes (1) the cost recognized for the 2006 Performance RSAs and 2006 Retention RSAs granted to the NEOs as a component of long-term equity-based compensation, as well as (2) the recognized cost for 2006 Succession RSAs and 2006 Time Vest RSAs for Messrs, Brown and Kelley and CCALSOs for Mr. Kelley and (3) New Hire RSAs granted to Mr. Young in 2005. A description of the vesting parameters that are generally applicable to these various RSAs is provided above at “–CD&A–Elements of Executive Compensation and Benefits–Long-Term Incentives–RSAs” in this “VII. Executive Compensation”; additional information regarding New Hire RSAs granted to Mr. Young and CCALSOs for Mr. Kelley is provided below and in the table and related footnotes below at “–Outstanding Equity Awards at 2008 Fiscal Year-End” in this “VII. Executive Compensation”:

•

New Hire RSAs: In October of 2005, Mr. Young was granted New Hire RSAs in the amount of 33,000 shares. The amount recognized in accordance with SFAS 123(R) during 2008, 2007 and 2006 for the New Hire RSAs granted to Mr. Young is as follows:

Name	Title	Year	New Hire RSA Compensation Expense $
James D. Young	SVP & COO	2008	$139,036
		2007	$181,127
		2006	$267,501

•

CCALSOs: In 2007, 2006 and 2005, Mr. Kelley was granted CCALSOs relating to (1) 500,000, (2) 300,000 and (3) 500,000 shares of CCAL, respectively. The CCALSOs granted in 2007 have a term of seven years and provide for Time Vesting at 10%, 20%, 30% and 40%, respectively, on each of the first four anniversary dates of the grant date and accelerated Performance Vesting at CCAL share valuation targets over the four year performance period. The CCALSOs granted in 2005 and 2006 have a term of seven years and provide for Time Vesting at 20% on each of the first five anniversary dates of the grant date. The amount recognized in accordance with SFAS 123(R) during 2008 for the CCALSOs granted to Mr. Kelley in 2007, 2006 and 2005 is as follows:

Name	Title	Year	CCALSO Compensation Expense $
Philip M. Kelley	SVP—Corporate Development and Strategy	2008	$372,550

(c)	Represents the value of the AI awards earned by the NEOs for meeting financial performance and individual performance objectives in the applicable fiscal year under the applicable AI Plan. These AI awards are paid in cash. Additional details regarding the range of the executives AI award opportunities are disclosed below in the table and related footnotes at “–Grants of Plan-Based Awards in 2008” in this “VII. Executive Compensation.”

(d)	Represents the aggregate value of all other compensation for the applicable fiscal year not otherwise reported in any other column of the Summary Compensation Table. This amount includes our matching contributions to the executives under the 401(k) Plan and the dollar value of the portion of the health and welfare benefits and insurance premiums paid by us for the NEO relating to the applicable fiscal year, as well as relocation benefits for Messrs. Young and Kelley and expatriate benefits for Mr. Kelley. Additional details regarding these amounts are provided in the table below at “–All Other Compensation Table” and the footnotes thereto in this “VII. Executive Compensation.”

(e)	Messrs. Brown and Kelley became NEOs in 2008, and, therefore, compensation information is only provided for them with respect to 2008.

All Other Compensation Table

The following table and the footnotes thereto describe the components of the “All Other Compensation” column in the Summary Compensation Table above.

Name	Year	Registrant Contributions to Defined Contribution Plans(a)	Insurance Premiums(b)	Other(c)	All Other Compensation(d)
W. Benjamin Moreland	2008	$13,800	$11,358	$—	$25,158
	2007	$13,500	$11,299	$—	$24,799
	2006	$13,200	$11,253	$—	$24,453

John P. Kelly	2008	$13,800	$11,413	$—	$25,213
	2007	$13,500	$11,428	$—	$24,928
	2006	$13,200	$11,714	$—	$24,914

Jay A. Brown (e)	2008	$13,800	$11,100	$—	$24,900

James D. Young	2008	$13,800	$11,274	$—	$25,074
	2007	$11,250	$11,247	$18,840	$41,337
	2006	$11,000	$11,068	$61,060	$83,128

E. Blake Hawk	2008	$13,800	$9,283	$—	$23,083
	2007	$13,500	$10,409	$—	$23,909
	2006	$13,200	$11,228	$—	$24,428

Philip M. Kelley (e)	2008	$13,800	$11,057	$645,570	$670,427

(a)	Represents our Base Match and Discretionary Match contributions made to the NEOs under the 401(k) Plan relating to the applicable fiscal year.

(b)	Represents the portion of the NEO’s health and welfare insurance premiums paid by us for the applicable fiscal year. The health and welfare benefits for which a portion of these premiums were paid included the following:

•	Medical and vision insurance

•	Dental insurance

•	Basic life insurance

•	Short-term disability insurance

•	Long-term disability insurance

(c)	For Mr. Young, the amounts shown represent the value of relocation benefits for Mr. Young during the applicable fiscal year in connection with his relocation to Pittsburgh, Pennsylvania. For Mr. Kelley, the amount shown represents the value of expatriate and relocation benefits for Mr. Kelley during 2008 in connection with his expatriate assignment as Managing Director of CCAL, including:

•

$49,706 cost of living allowance to adjust for the difference in the cost of goods and services between Houston, Texas and Sydney, Australia, as determined by ORC Worldwide (a third-party cost of living administrator).

•

$323,166 special expatriate incentive earned over the four year performance period during which Mr. Kelley served as Managing Director of CCAL as a result of CCAL exceeding Adjusted EBITDA performance goals.

•	$145,060 in expatriate benefits, including a housing allowance, a car allowance and foreign taxes.

•	$44,437 in relocation benefits in connection with Mr. Kelley’s relocation back to Houston, Texas.

•	$83,201 in tax gross-ups on the expatriate benefits.

(d)	Represents the aggregate value of all other compensation elements for the applicable fiscal year, which is included above in the “All Other Compensation” column of the table under “–Summary Compensation Table” in this “VII. Executive Compensation.”

(e)	Messrs. Brown and Kelley became NEOs in 2008, and, therefore, compensation information is only provided for them with respect to 2008.

Grants of Plan-Based Awards in 2008

The following table and the footnotes thereto provide information regarding grants of plan-based equity and non-equity awards made to the NEOs during 2008:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards (b)(c)			Grant Date Fair Value of Stock and Option Awards(d)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
W. Benjamin Moreland	—	$189,503	$379,006	$663,261	—	—	—	$—
	02/21/08	$—	$—	$—	—	63,802	—	$1,718,188
	04/22/08	$—	$—	$—	—	45,659	—	$1,469,763
	05/23/08	$—	$—	$—	—	6,555	—	$211,005

John P. Kelly	—	$241,783	$483,566	$846,240	—	—	—	$—
	02/21/08	$—	$—	$—	—	109,783	—	$2,956,456

Jay A. Brown	—	$80,842	$161,683	$269,892	—	—	—	$—
	02/21/08	$—	$—	$—	—	29,700	—	$799,821
	04/22/08	$—	$—	$—	—	38,216	—	$1,230,173

James D. Young	—	$110,621	$221,242	$387,174	—	—	—	$—
	02/21/08	$—	$—	$—	—	57,766	—	$1,555,638

E. Blake Hawk	—	$138,128	$276,255	$414,383	—	—	—	$—
	02/21/08	$—	$—	$—	—	46,884	—	$1,262,586

Philip M. Kelley	—	$63,407	$126,815	$190,222	—	—	—	$—
	02/21/08	$—	$—	$—	—	24,376	—	$656,446
	09/01/08	$—	$—	$—	—	8,230	—	$264,924

(a)	Represents the estimated payouts that the NEOs could earn under the 2008 AI Plan as described in the CD&A above. The AI opportunities for each NEO are calculated as a percentage of the NEO’s base salary as follows:

	2008 AI Award as a % of Base Salary
Name	Minimum	Threshold	Target	Maximum
W. Benjamin Moreland	0%	43.8%	87.6%	153.2%
John P. Kelly	0%	50%	100%	175%
Jay A. Brown	0%	28.8%	57.5%	94.5%
James D. Young	0%	32.5%	65%	113.8%
E. Blake Hawk	0%	37.5%	75%	112.5%
Philip M. Kelley	0%	25.8%	51.7%	77.5%

For Messrs. Moreland and Kelley, the 2008 AI Award as a percentage of Base Salary has been pro rated to reflect the increases in their targets from 75% to 100% and 50% to 55%, respectively, in the third quarter of 2008 in recognition of their promotions. For Mr. Brown, the 2008 AI Award as a percentage of Base Salary has been pro rated to reflect an increase in his target from 50% to 65% and an increase in his maximum payout multiple from 150% to 175% in the third quarter of 2008 in recognition of his promotion.

The actual AI awards paid to each NEO under the AI Plan are disclosed above in the “Non-Equity Incentive Plan Compensation” column of the table at “–Summary Compensation Table” in this “VII. Executive Compensation.”

(b)	The first grant listed for each NEO represents the 2008 Performance RSAs granted in the first quarter of 2008. The other grants listed for Messrs. Moreland, Brown and Kelley represent 2008 Promotion RSAs granted in the second quarter of 2008 for Messrs. Moreland and Brown and in the third quarter of 2008 for Mr. Kelley. All such grants were made pursuant to the 2004 Plan. Details regarding vesting parameters generally applicable to these RSAs are provided above in “–CD&A–Elements of Executive Compensation and Benefits–Long-Term Incentives–RSAs” in this “VII. Executive Compensation.” The aggregate compensation cost calculated in accordance with SFAS 123(R) for 2008 for the 2008 Performance RSAs and 2008 Promotion RSAs granted to the NEOs is included above in the Stock Awards column of the table at “–Summary Compensation Table” in this “VII. Executive Compensation.”

(c)	In addition to the 2008 Performance RSAs and 2008 Promotion RSAs granted in 2008, in the first quarter of 2009 the Compensation Committee authorized the grant, pursuant to the 2004 Plan, of certain 2009 Performance RSAs and 2009 Time Vest RSAs, including the grant of certain 2009 Performance RSAs and 2009 Time Vest RSAs to the NEOs. See “–CD&A–Elements of Executive Compensation and Benefits–Long-Term Incentives–RSAs” for additional information regarding the 2009 Performance RSAs and 2009 Time Vest RSAs, including vesting parameters that are generally applicable to such RSAs.

(d)	Represents the aggregate grant date fair value of the 2008 Performance RSAs and 2008 Promotion RSAs granted to the NEOs in 2008 calculated in accordance with SFAS 123(R). Generally, the aggregate grant date fair value is the amount we would expense in our financial statements over the RSA’s vesting schedule. For information on the valuation assumptions, see notes 1 and 12 to the consolidated financial statements in our 2008 Form 10-K. A description of the vesting parameters that are generally applicable to the 2008 Performance RSAs and 2008 Promotion RSAs granted to the NEOs as a component of long-term equity-based compensation is provided above at “–CD&A–Elements of Executive Compensation and Benefits–Long-Term Incentives–RSAs” in this “VII. Executive Compensation.”

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table and footnotes related thereto provide information regarding each stock option and other equity-based awards outstanding as of December 31, 2008 for each NEO.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options - Exercisable (#)	Number of Securities Underlying Unexercised Options - Unexercisable (#)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(a)	Market Value of Shares or Units of Stock That Have Not Vested ($)(b)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(d)		Equity Incentive Awards: Market or Payout Plan Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(e)
W. Benjamin Moreland	150,000	—	$15.5000	10/18/2009	—	$—	—		$—
	100,000	—	$17.0630	10/18/2009	—	$—	—		$—
	50,000	—	$31.8750	02/01/2010	—	$—	—		$—
	8,356	—	$30.8750	11/15/2010	—	$—	—		$—
	2,870	—	$23.3750	12/20/2010	—	$—	—		$—
	26,000	—	$24.6880	02/22/2011	—	$—	—		$—
	400,000	—	$8.7000	09/25/2011	—	$—	—		$—
	—	—	$—	—	—	$—	41,659		$732,365
	—	—	$—	—	—	$—	78,108	(c)	$1,373,139	(c)
	—	—	$—	—	—	$—	38,606		$678,693
	—	—	$—	—	—	$—	63,802		$1,121,639
	—	—	$—	—	—	$—	45,659		$802,685
	—	—	$—	—	—	$—	6,555		$115,237

John P. Kelly	14,524	—	$18.5625	03/14/2009	—	$—	—		$—
	45,859	—	$18.8750	06/01/2009	—	$—	—		$—
	19,573	—	$19.9370	06/02/2009	—	$—	—		$—
	30,568	—	$20.0630	07/30/2009	—	$—	—		$—
	50,000	—	$21.0630	07/30/2009	—	$—	—		$—
	200,000	—	$15.5000	09/30/2009	—	$—	—		$—
	100,000	—	$31.8750	02/01/2010	—	$—	—		$—
	75,226	—	$20.1880	02/02/2010	—	$—	—		$—
	5,257	—	$39.7500	03/08/2010	—	$—	—		$—
	16,712	—	$30.8750	11/15/2010	—	$—	—		$—
	7,891	—	$23.3750	12/20/2010	—	$—	—		$—
	32,000	—	$24.6880	02/22/2011	—	$—	—		$—
	590,000	—	$8.7000	09/25/2011	—	$—	—		$—
	—	—	$—	—	—	$—	72,446		$1,273,601
	—	—	$—	—	—	$—	145,533	(c)	$2,558,470	(c)
	—	—	$—	—	—	$—	67,637		$1,189,058
	—	—	$—	—	—	$—	109,783		$1,929,985

Jay A. Brown	10,000	—	$17.6250	08/25/2009	—	$—	—		$—
	1,200	—	$31.8750	02/01/2010	—	$—	—		$—
	5,000	—	$24.6880	02/22/2011	—	$—	—		$—
	20,000	—	$10.1900	08/31/2011	—	$—	—		$—
	20,000	—	$8.7000	09/25/2011	—	$—	—		$—
	—	—	$—	—	6,560	$115,325	—		$—
	—	—	$—	—	10,981	$193,046	—		$—
	—	—	$—	—	—	$—	20,000		$351,600
	—	—	$—	—	8,233	$144,736	—		$—
	—	—	$—	—	—	$—	29,700		$522,126
	—	—	$—	—	—	$—	38,216		$671,837

James D. Young	—	—	$—	—	18,150	$319,077	—		$—
	—	—	$—	—	—	$—	29,037		$510,470
	—	—	$—	—	—	$—	36,294	(c)	$638,049	(c)
	—	—	$—	—	—	$—	29,899		$525,624
	—	—	$—	—	—	$—	57,766		$1,015,526

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options - Exercisable (#)		Number of Securities Underlying Unexercised Options - Unexercisable (#)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(a)	Market Value of Shares or Units of Stock That Have Not Vested ($)(b)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(d)		Equity Incentive Awards: Market or Payout Plan Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(e)
E. Blake Hawk	170,000		—	$18.9380	02/11/2009	—	$—	—		$—
	6,757		—	$18.1250	03/04/2009	—	$—	—		$—
	8,338		—	$18.8750	06/01/2009	—	$—	—		$—
	3,559		—	$19.9370	06/02/2009	—	$—	—		$—
	14,264		—	$20.0630	07/30/2009	—	$—	—		$—
	75,000		—	$31.8750	02/01/2010	—	$—	—		$—
	81,012		—	$20.1880	02/02/2010	—	$—	—		$—
	4,821		—	$39.7500	03/08/2010	—	$—	—		$—
	100,000		—	$28.0000	09/20/2010	—	$—	—		$—
	16,712		—	$30.8750	11/15/2010	—	$—	—		$—
	7,174		—	$23.3750	12/20/2010	—	$—	—		$—
	26,000		—	$24.6880	02/22/2011	—	$—	—		$—
	250,000		—	$8.7000	09/25/2011	—	$—	—		$—
	30,000	(f)	—	$18.9380	02/11/2009	—	$—	—		$—
	—		—	$—	—	—	$—	26,717		$469,685
	—		—	$—	—	—	$—	55,657	(c)	$978,450	(c)
	—		—	$—	—	—	$—	26,134		$459,436
	—		—	$—	—	—	$—	46,884		$824,221

Philip M. Kelley (g)	14,000		—	$31.8750	02/01/2010	—	$—	—		$—
	7,500		—	$20.1880	02/02/2010	—	$—	—		$—
	1,314		—	$39.7500	03/08/2010	—	$—	—		$—
	5,014		—	$30.8750	11/15/2010	—	$—	—		$—
	1,865		—	$23.3750	12/20/2010	—	$—	—		$—
	20,000		—	$24.6880	02/22/2011	—	$—	—		$—
	50,000		—	$8.7000	09/25/2011	—	$—	—		$—
	—		—	$—	—	600	$10,548	—		$—
	—		—	$—	—	4,998	$87,865	—		$—
	—		—	$—	—	7,506	$131,955	—		$—
	—		—	$—	—	—	$—	20,000		$351,600
	—		—	$—	—	30,000	$527,400	—		$—
	—		—	$—	—	—	$—	24,376		$428,530
	—		—	$—	—	—	$—	8,230		$144,683

(a)	Represents the outstanding and unvested portion of certain Time Vest RSA grants to Messrs. Brown, Young and Kelley. For Mr. Brown, (1) the first grant listed represents 2006 Time Vest RSAs, (2) the second grant listed represents 2006 Retention RSAs, and (3) the third grant listed represents 2007 Time Vest RSAs. Mr. Young’s RSAs for 18,150 shares represent the remaining unvested portion of his New Hire RSAs that were granted to him on October 20, 2005. Mr. Young began working for us on October 17, 2005. Mr. Young’s New Hire RSAs Time Vest as follows:

Time-Measure Date	Incremental % of RSAs Vesting	Aggregate % of RSAs Vesting
October 20, 2006	10%	10%
October 20, 2007	15%	25%
October 20, 2008	20%	45%
October 20, 2009	25%	70%
October 20, 2010	30%	100%

For Mr. Kelley, (1) the first grant listed represents a Promotion RSA granted in 2004 (“2004 Promotion RSA”) that will Time Vest on June 1, 2009; (2) the second grant listed represents 2006 Time Vest RSAs; (3) the third grant listed represents 2006 Retention RSAs; and (4) the fourth grant listed represents 2007 Retention RSAs.

(b)	Represents the market value of the outstanding RSAs described in footnote (a) above that have not yet vested based on the closing Common Stock price as of December 31, 2008 of $17.58 per share.

(c)	Represents the 2006 Retention RSAs granted to Messrs. Moreland, Kelly, Young and Hawk. On February 23, 2009, as a result of the Common Stock not achieving the applicable price threshold, the 2006 Retention RSAs granted to Messrs. Moreland, Kelly, Young and Hawk were forfeited.

(d)	Represents the number of outstanding and unvested portion of certain Performance RSAs. For Messrs. Moreland, Kelly, Young and Hawk, (1) the first grant listed represents 2006 Performance RSAs, (2) the second grant listed represents 2006 Retention RSAs, (3) the third grant listed represents 2007 Performance RSAs, and (4) the fourth grant listed represents 2008 Performance RSAs. For Mr. Moreland, the fifth and sixth grants listed represent 2008 Promotion RSAs. For Messrs. Brown and Kelley, (1) the first grant listed represents 2006 Succession RSAs, (2) the second grant listed represents 2008 Performance RSAs and (3) the third grant listed represents 2008 Promotion RSAs. None of such RSAs have vested, other than one-third of the number of 2006 Performance RSAs originally granted, which vested upon the Common Stock closing at or above a per share price equal to 115% of the Base Price ($35.52) for 20 consecutive trading days during 2007. See footnote (c) above regarding the forfeiture in February 2009 of the 2006 Retention RSAs granted to Messrs. Moreland, Kelly, Young and Hawk. Details of the vesting parameters that are generally applicable to these RSAs are discussed above at “–CD&A–Elements of Executive Compensation and Benefits–Long-Term Incentives–RSAs” in this “VII. Executive Compensation.”

(e)	Represents the market value of the outstanding Performance RSAs described in footnote (d) above that have not yet vested based on the closing Common Stock price as of December 31, 2008 of $17.58 per share.

(f)	These options were held in a trust for the benefit of Mr. Hawk’s child.

(g)	In addition to the awards shown in the table relating to Common Stock, Mr. Kelley was also granted CCALSOs relating to CCAL shares in 2007, 2006 and 2005, which remained outstanding as follows as of December 31, 2008:

CCALSOs
Number of Securities Underlying Unexercised Options - Exercisable(#)	Number of Securities Underlying Unexercised Options - Unexercisable(#)	Option Exercise Price(A$)	Option Expiration Date
300,000	200,000	A$1.22	04/14/2012
120,000	180,000	A$1.75	03/22/2013
166,667	333,333	A$2.34	03/07/2014

As of the Record Date, the most recent available independent per share valuation of CCAL is A$3.02.

Option Exercises and Stock Vested in 2008

The following table provides the amount realized during 2008 by each NEO upon the exercise of options and upon the vesting of RSAs.

	Options Awards		Stock Awards (a)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
W. Benjamin Moreland	—	$—	19,300	$788,109
John P. Kelly	187,907	$4,336,548	33,812	$1,380,544
Jay A. Brown	—	$—	4,115	$163,289
James D. Young	—	$—	21,546	$760,527
E. Blake Hawk	—	$—	13,065	$533,444
Philip M. Kelley	40,000	$691,543	30,500	$548,645

(a)	For Messrs. Moreland, Kelly and Hawk, amounts shown represent one-third of the original 2007 Performance RSA grant which vested during 2008. For Mr. Brown, the amount shown represents one-third of his original 2007 Time Vest RSA grant which vested during 2008. For Mr. Young, amount shown represents one-third of the 2007 Performance RSAs (14,946 shares) which vested in 2008 plus 20% of Mr. Young’s 2005 New Hire RSAs which Time Vested in 2008 (6,600 shares). For Mr. Kelley, the amount shown represents 25% of the 2004 Promotion RSAs resulting from Time Vesting (500 shares) plus 50% of Mr. Kelley’s 2007 Retention RSAs resulting from Time Vesting (30,000 shares).

Potential Payments Upon Termination of Employment

•	Severance Agreements. We have entered into Severance Agreements containing non-compete, non-solicitation and minimum stock ownership provisions with each NEO.

Pursuant to each Severance Agreement, we are required to provide severance benefits to the officer if such officer’s employment is terminated pursuant to a Qualifying Termination (as defined in footnote (a) to the table below). The Severance Agreements provide for enhanced severance benefits if the officer’s employment is terminated in connection with a Qualifying Termination Upon Change in Control (as defined in footnote (a) to the table below). Upon a Qualifying Termination that does not occur during a change in control period, the executive officer is entitled to:

•

a lump sum payment equal to the sum of the officer’s base salary and annual incentive multiplied by two (for Messrs. Moreland, Kelly and Hawk) or one (for all other NEOs covered by a Severance Agreement). For Messrs. Moreland, Kelly and Hawk annual incentive is defined as 75% of such officer’s base salary. For Messrs. Young and Kelley, annual incentive is defined as 55% of such officer’s base salary. For Mr. Brown, annual incentive is defined as 65% of such officer’s base salary;

•	a prorated cash amount equal to the officer’s annual incentive for the year of termination;

•	a cash amount equal to the officer’s prior year actual annual incentive when and if any annual incentives for the year prior to the date of termination are paid to our other executive officers;

•	continued coverage under specified health and welfare benefit programs for either two years (for Messrs. Kelly, Moreland and Hawk) or one year (for all other NEOs covered by a Severance Agreement);

•

continued participation in the 401(k) Plan for the calendar year of the date of termination including our contributions based upon participation or matching (with payment of the after-tax economic equivalent if and to the extent such is not permitted under the 401(k) Plan or by applicable law); and

•

with respect to any outstanding RSAs and stock options (which remain exercisable for two years following employment or service as a director, if applicable) held by the officer, either (1) immediate vesting (for Messrs. Moreland, Kelly and Hawk)[11] or (2) continued vesting for two years after termination (for all other NEOs covered by a Severance Agreement).

In connection with a Qualifying Termination Upon Change in Control, the officer is entitled to:

•

a lump sum payment equal to the sum of the officer’s base salary and annual incentive multiplied by three (for Messrs. Kelly, Moreland and Hawk) or two (for all other NEOs covered by a Severance Agreement). For Messrs. Moreland, Kelly and Hawk annual incentive is defined as 75% of such officer’s base salary. For Messrs. Young and Kelley, annual incentive is defined as 55% of such officer’s base salary. For Mr. Brown, annual incentive is defined as 65% of such officer’s base salary;

•	a prorated cash amount equal to the officer’s annual incentive for the year of termination,

•	a cash amount equal to the officer’s prior year actual annual incentive when and if any annual incentives for the year prior to the date of termination are paid to our other executive officers;

•	continued coverage under specified health and welfare benefit programs for either three years (for Messrs. Moreland, Kelly and Hawk) or two years (for all other NEOs covered by a Severance Agreement);

[11]	In lieu of immediate vesting, the 2009 Performance RSAs continue to vest pursuant to the performance criteria for such RSAs.

•

continued participation in the 401(k) Plan for the calendar year of the date of termination including our contributions based upon participation or matching (with payment of the after-tax economic equivalent if and to the extent such is not permitted under the 401(k) Plan or by applicable law); and

•	immediate vesting of any outstanding RSAs[12] and stock options (which remain exercisable for two years following employment or service as a director, if applicable), held by the officer.

Each of the Severance Agreements also has provisions that generally prohibit the officer, for a period of 12 months following the termination of such officer’s employment with us, from (1) engaging in business activities relating to wireless communication or broadcast towers which compete with us or our affiliates in the United States or Australia and (2) soliciting our employees and our affiliates. Further, the Severance Agreements contain provisions requiring each of the officers to own and hold at all times during such officer’s employment with us, a specified number of shares of Common Stock, which number does not include unvested RSAs which remain subject to transfer and forfeiture restrictions. The number of shares of Common Stock required to be held by the NEOs is as follows:

Name	Title	Minimum Share Holdings
W. Benjamin Moreland	President & CEO	43,000
John P. Kelly	EVC	85,000
Jay A Brown	SVP, CFO & Treasurer	6,000
James D. Young	SVP & COO	6,000
E. Blake Hawk	EVP & General Counsel	47,000
Philip M. Kelley	SVP—Corporate Development & Strategy	6,000

[12]	The 2009 Performance RSAs vest immediately with respect to the Target Shares and continue to vest pursuant to the performance criteria with respect to the remaining shares.

The following table and footnotes thereto summarize the alternative termination benefits that would be payable under different termination scenarios in accordance with each NEO’s Severance Agreement. The information provided assumes the NEO’s termination occurred as of December 31, 2008.

Name	Termination Type(a)	Severance Amount(b)	Early Vesting of Stock Options(c)	Early or Continued Vesting of Restricted Stock(d)		Other(e)	Estimated Tax Gross Up(f)	Alternative Total Employment Termination Benefits(g)
W. Benjamin Moreland	Qualifying Upon Change in Control	$2,493,750	—	$4,823,758	(h)	$393,858	$—	$7,711,366
	Qualifying	$1,662,500	—	$3,450,619		$383,622	$—	$5,496,741
	Non-Qualifying	$—	—	$—		$—	$—	$—

John P. Kelly	Qualifying Upon Change in Control	$2,362,500	—	$6,951,114	(h)	$375,108	$—	$9,688,722
	Qualifying	$1,575,000	—	$4,392,644		$364,872	$—	$6,332,516
	Non-Qualifying	$—	—	$—		$—	$—	$—

Jay A. Brown	Qualifying Upon Change in Control	$1,105,500	—	$1,998,670		$245,122	$631,314	$3,980,606
	Qualifying	$552,750	—	$366,982		$234,886	$—	$1,154,618
	Non-Qualifying	$—	—	$—		$—	$—	$—

James D. Young	Qualifying Upon Change in Control	$1,055,156	—	$3,008,746		$214,577	$—	$4,278,479
	Qualifying	$527,578	—	$319,077		$204,341	$—	$1,050,996
	Non-Qualifying	$—	—	$—		$—	$—	$—

E. Blake Hawk	Qualifying Upon Change in Control	$1,933,785	—	$2,731,792	(h)	$307,801	$—	$4,973,378
	Qualifying	$1,289,190	—	$1,753,342		$299,586	$—	$3,342,118
	Non-Qualifying	$—	—	$—		$—	$—	$—

Philip M. Kelley	Qualifying Upon Change in Control	$930,000	$574,121	$1,682,581		$202,608	$—	$3,389,310
	Qualifying	$465,000	$425,090	$757,768		$192,372	$—	$1,840,230
	Non-Qualifying	$—	—	$—		$—	$—	$—

(a)	Represents the various employment termination scenarios as defined in the NEO’s Severance Agreements. Generally, each of the scenarios can be described as follows:

•

A “Qualifying Termination” occurs upon (1) our termination of the executive’s employment with us for any reason other than for Cause (as defined in the Severance Agreements) or disability or death, or (2) the executive’s termination of employment with us within 60 days of the occurrence of an event that constitutes Good Reason (as defined in the Severance Agreements).

•	A “Non-Qualifying Termination” occurs upon any termination of the executive’s employment with us other than a Qualifying Termination.

•	A “Qualifying Termination Upon Change in Control” occurs upon a Qualifying Termination of the executive within two years following a Change in Control (as defined in the Severance Agreements).

(b)	Represents the lump sum payment equal to the sum of the NEO’s base salary and annual incentive multiplied by three and two for Messrs. Moreland, Kelly and Hawk, and two and one for Messrs. Brown, Young and Kelley for a Qualifying Termination Upon Change in Control and Qualifying Termination, respectively. For Messrs. Moreland, Kelly and Hawk annual incentive is defined as 75% of such NEO’s base salary. For Messrs. Young and Kelley annual incentive is defined as 55% of such NEO’s base salary. For Mr. Brown, annual incentive is defined as 65% of such NEO’s base salary.

(c)	Represents the value of accelerating the vesting of the outstanding unvested CCALSOs held by Mr. Kelley as of December 31, 2008 (calculated as the number of accelerated CCALSOs multiplied by the difference in the CCALSOs’ exercise price and the most recent available per share independent valuation of CCAL as of December 31, 2008 of A$3.03, adjusted for the Australia to U.S. exchange rate as of December 31, 2008 of A$1.00 to $0.6983. In connection with a Qualifying Termination Upon Change in Control, any outstanding CCALSOs (which remain exercisable for two years following employment or service as a director, if applicable) held by the NEO immediately vest. Upon a Qualifying Termination that does not occur during a change in control period, any outstanding CCALSOs (which remain exercisable for two years following emplioyment or service as a director, if applicable) held by the NEO continue to vest for two years after termination.

(d)	Represents the value of accelerating the vesting of the outstanding unvested RSAs as of December 31, 2008 (calculated as the number of accelerated RSAs multiplied by $17.58, the closing price per share of our Common Stock on December 31, 2008). In connection with a Qualifying Termination Upon Change in Control, any outstanding RSAs and stock options (which remain exercisable for two years following employment or service as a director, if applicable) held by the NEO immediately vest. Upon a Qualifying Termination that does not occur during a change in control period, any outstanding RSAs and stock options (which remain exercisable for two years following employment or service as a director, if applicable) either (1) immediately vest for Messrs. Moreland, Kelly and Hawk or (2) continue to vest for two years after termination for Messrs. Brown, Young and Kelley; provided that, the 2006 Retention RSAs are generally not subject to such accelerated or continued vesting provisions, other than in the case of a Qualifying Termination Upon Change in Control or the death or disability of the officer (see footnote (h) below). For Mr. Young, the vesting of Restricted Stock value for a Qualifying Termination that does not occur during a change in control period assumes that Mr. Young will vest in an additional 8,250 shares in October 2009 and 9,900 shares in October 2010 in his New Hire RSAs.

(e)	Other termination benefits represent the following items:

•

A prorated cash amount equal to the officer’s annual incentive for the year of termination. For Messrs. Moreland, Kelly and Hawk annual incentive is defined as 75% of such NEO’s base salary. For Messrs. Young and Kelley annual incentive is defined as 55% of such NEO’s base salary. For Mr. Brown, annual incentive is defined as 65% of such NEO’s base salary. The payment of a cash amount equal to the NEO’s prior year annual incentive when and if any annual incentives for the year prior to the date of termination are paid to our other executive officers is permitted under the Severance Agreements but would not apply under this scenario since termination is assumed to occur as of December 31, 2008, and any prior year actual annual incentives relating to 2007 would have already been paid.

•	An estimate of the premiums paid by us for continued coverage under specified health and welfare benefit programs.

•

An estimate of our 401(k) Plan matching contributions for continued participation in the 401(k) Plan for 2008, the year in which termination of employment is assumed to occur under this scenario. Assuming termination of employment occurs on December 31, 2008, this amount includes our Discretionary Match contribution for 2008 which is $6,900 since each of the NEOs achieved the level of contribution necessary for 2008 to be eligible for the 3% Discretionary Match.

(f)	In accordance with the NEOs’ Severance Agreements, we will provide a tax assistance payment to cover any excise tax imposed under Code Section 4999. There should be no excise tax imposed on any of the NEOs as the parachute amount is less than the IRC Section 280G parameters of three times the base amount, except with respect to Mr. Brown, whose IRC Section 280G base amount of the five year average of his W-2 earnings is influenced by his prior roles having lower W-2 earnings than his current role.

(g)	Represents an estimate of the alternative total potential payments upon termination of employment that would be paid to or accrued for each NEO assuming the NEO’s employment terminated under different scenarios as of December 31, 2008.

(h)	The difference in the amounts for Messrs. Moreland, Kelly and Hawk shown in the Early or Continued Vesting of Restricted Stock column upon a Qualifying Termination versus a Qualifying Termination Upon Change in Control is attributable to the accelerated vesting of the 2006 Retention RSAs upon a Qualifying Termination Upon Change in Control. On February 23, 2009, as a result of the Common Stock not achieving the applicable price threshold, the 2006 Retention RSAs granted to Messrs. Moreland, Kelly, Young and Hawk were forfeited.

VIII.    AUDIT COMMITTEE MATTERS

The Board has established an Audit Committee comprised entirely of independent directors, as defined in the rules and regulations of the NYSE and SEC. Upon the recommendation of the Audit Committee and in compliance with the regulations of the NYSE, the Board has adopted an Audit Committee Charter setting forth the requirements for the composition of the Audit Committee, the qualifications of its members and the responsibilities of the Audit Committee. The Audit Committee Charter can be found under the Investor Relations section of our website at http://www.crowncastle.com/investor/corpgovernance.asp.

The Audit Committee has adopted certain procedures under which audit and non-audit services to be rendered by our independent registered public accountants are pre-approved. Such procedures provide that between the regularly scheduled meetings of the Audit Committee, each member of the Audit Committee (with preference given to the Chairman of the Audit Committee, if available) is authorized to pre-approve fees presented by an officer relating to audit and permitted non-audit related engagements of our independent registered public accountants, up to an aggregate of $100,000 of such fees not previously approved or ratified by the Audit Committee; provided, however, that any fees so approved regarding engagements or services relating to our securities offerings are not subject to or included in the calculation of such $100,000 limit. At each regularly scheduled meeting of the Audit Committee, our officers present to the Audit Committee a schedule detailing any fees and engagements approved pursuant to the foregoing procedures by a member of the Audit Committee since the last regularly scheduled meeting of the Audit Committee.

No services were provided by the independent registered public accountants in 2008 that were approved by the Audit Committee under SEC Regulation S-X Section 2-01(c)(7)(i)(C) (which addresses certain services considered de minimus approved by the Audit Committee after such services have been performed).

In addition, in accordance with regulations promulgated by the SEC, the Audit Committee has issued the following report.

Audit Committee 2008 Report

To our Stockholders:

Management of Crown Castle International Corp. (“CCIC”) has the primary responsibility for preparing CCIC’s financial statements and implementing CCIC’s reporting process, including CCIC’s system of internal controls. The Company’s independent registered public accounting firm, KPMG LLP (“KPMG”), is responsible for expressing an opinion on (1) the conformity of CCIC’s audited financial statements with accounting principles generally accepted in the United States and (2) the effectiveness of internal control over financial reporting. On behalf of the Board of Directors, the Audit Committee, among other functions, performs an oversight role relating to CCIC’s financial statements and accounting practices, systems of internal control, the independence and the performance of the independent accountants, and the performance of the internal audit function.

In this context, the Audit Committee hereby reports as follows:

•	The Audit Committee has reviewed and discussed the audited financial statements with CCIC’s management.

•

The Audit Committee has discussed with KPMG the matters required to be discussed by SAS 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

•	The Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB, and has discussed with KPMG its independence.

•

Based on its review of CCIC’s audited financial statements and the discussions with management and KPMG referred to above, the Audit Committee recommended to the Board the inclusion of the audited consolidated financial statements in CCIC’s Annual Report on Form 10-K for the year ended December 31, 2008.

Respectfully submitted by the Audit Committee of the Board of Directors of CCIC.

AUDIT COMMITTEE

Robert F. McKenzie, Chairman

David C. Abrams

Robert E. Garrison II

Lee W. Hogan

IX.    OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and the NYSE reports of ownership and changes in ownership of Common Stock and our other equity securities. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based on the review of copies of such reports furnished to us and written representations that no other reports were required, we believe that, during the 2008 fiscal year, our executive officers, directors and greater than 10% beneficial owners timely complied with all Section 16(a) filing requirements applicable to them.

Stockholder Recommendation of Director Candidates

Stockholders may recommend potential candidates for consideration by the NCG Committee by sending a written request to our Corporate Secretary. The written request must include the candidate’s name, contact information, biographical information and qualifications. The request must also include the potential candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if nominated and elected. The stockholder or group of stockholders making the recommendation must also disclose, with the written request, the number of securities that the stockholder or group beneficially owns and the period of time the stockholder or group has beneficially owned the securities. Additional information may be requested from the nominee or the stockholder by the NCG Committee from time to time. As and if determined by the NCG Committee, potential candidates must also make themselves available to be interviewed by the NCG Committee, the Board and members of our executive management.

The NCG Committee reserves the right not to have any communications with the recommending stockholder or the candidate regarding the evaluation process of the candidate or the NCG Committee’s conclusions regarding such evaluation.

Stockholder Proposals for 2010 Annual Meeting

Stockholders wishing to have a proposal included in the Board’s 2010 proxy statement must submit the proposal so that our Corporate Secretary receives it at our principal executive offices no later than December 8, 2009. If the date of the 2010 Annual Meeting is changed by more than 30 days from the date of the 2009 Annual Meeting, the deadline for submitting proposals to be included in the Board’s 2010 proxy statement will be a reasonable time before we begin to print and mail our proxy materials for our 2010 Annual Meeting.

Stockholders may make nominations for directors and introduce proposals or other business to be considered at the 2010 Annual Meeting provided such nominations and proposals are in accordance with our bylaws and involve proper matters for stockholder action. Such stockholder nominations and proposals and other business for the 2010 Annual Meeting must be received not less than 90 days (February 20, 2010) nor more than 120 days (January 21, 2010) before May 21, 2010 (the first anniversary date of the 2009 Annual Meeting) at our principal executive offices, Crown Castle International Corp., 1220 Augusta Drive, Suite 500, Houston, TX 77057, Attn: Corporate Secretary. If the 2010 Annual Meeting is advanced by more than 30 days, or delayed by more than 90 days, from the date of the 2009 Annual Meeting, the nomination or proposal must be delivered not earlier than the 120th day prior to the 2010 Annual Meeting and not later than the later of the 90th day prior to the 2010 Annual Meeting or the 10th day following the announcement of the change in the 2010 Annual Meeting date. The notice of nominations for the election of directors must set forth certain information concerning the stockholder giving the notice and each nominee. A copy of the applicable bylaw provision may be obtained, without charge, upon written request to our Corporate Secretary.

If the date of the 2010 Annual Meeting is advanced or delayed by more than 30 calendar days from the date of the 2009 Annual Meeting, we shall, in a timely manner, inform stockholders of such change, by including a notice, under Item 5, in our earliest possible quarterly report on Form 10-Q. The notice will include the new deadline for submitting proposals to be included in the Board’s 2010 proxy statement and the new date for determining whether we have received timely notice of a nomination or proposal.

Legal Proceedings

In February 2007, plaintiffs filed a consolidated petition styled In Re Crown Castle International Corp. Derivative Litigation, Cause No. 2006-49592; in the 234th Judicial District Court, Harris County, Texas, which consolidated five shareholder derivative lawsuits filed in 2006. The lawsuit names various of our current and former directors and officers (including each of the current directors on the Board and each of the currently serving NEOs, other than Ms. Christy and Messrs. Garrison, Abrams, Brown, Kelley, and Young). The lawsuit makes allegations relating to our historic stock option practices and alleges claims for breach of fiduciary duty and other similar matters. Among the forms of relief, the lawsuit seeks alleged monetary damages sustained by our holding company, Crown Castle International Corp.

Expenses Relating to this Proxy Solicitation

We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors, and employees may solicit proxies by telephone or personal call without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to, and obtaining voting instructions from, beneficial owners of our stock.

Available Information

We maintain an Internet website at www.crowncastle.com. Copies of the Committee charters of each of the Audit Committee, Compensation Committee and the NCG Committee, together with certain other corporate governance materials, including our Financial Code of Ethics, Corporate Governance Guidelines and Business Practices and Ethics Policy, can be found under the Investor Relations section of our website at http://www.crowncastle.com/investor/corpgovernance.asp, and such information is also available in print to any stockholder who requests it through our Corporate Secretary at the address below.

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the 2008 Form 10-K as filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. In addition, such report is available, free of charge, through the investor relations section of our Internet website at http://investor.crowncastle.com/annual.cfm. A request for a copy of such report should be directed to Crown Castle International Corp., 1220 Augusta Drive, Suite 500, Houston, Texas 77057, Attention: Corporate Secretary. A copy of any exhibit to the 2008 Form 10-K will be forwarded following receipt of a written request with respect thereto addressed to the Corporate Secretary.

Householding of Proxy Materials

In order to reduce expenses, we are taking advantage of certain SEC rules, commonly known as “householding,” that permit us to deliver, in certain cases, only one Proxy Materials Notice, 2008 Form 10-K or Proxy Statement, as applicable, to multiple stockholders sharing the same address, unless we have received contrary instructions from on or more of the stockholders. If you received a householded mailing this year and would like to have additional copies of the Proxy Materials Notice, 2008 Form 10-K or other proxy materials sent to you, or if you would like to revoke your consent to the householding of documents in the future, please call 1-800-542-1061 or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

Stockholder Communications

The Board welcomes communications from our stockholders and other interested parties. Stockholders and other interested parties may send communications to the Board, to any Committee, to the non-management Directors or to any Director in particular, to: Crown Castle International Corp., 1220 Augusta Drive, Suite 500, Houston, Texas 77057, Attn: Corporate Secretary.

Appendix A

Independence Categorical Standards

(October 16, 2008)

The board of directors (“Board”) of Crown Castle International Corp. (“Company”) has established the following guidelines to assist it in determining whether a director of the Company (“Director”) has a “material relationship” with the Company and is “independent”. Each of the relationships described below is not a “material relationship” by itself and therefore will not prevent a Director from being “independent”:

•

Certain Relationships.  Directorship more than three years after: (i) the Director was employed by the Company; (ii) an immediate family member of the Director (“Family Member”) was employed by the Company as an executive officer; (iii) the Director or a Family Member (in a professional capacity) was a partner with or employed by the Company’s internal or external auditor (“Auditor”) and personally worked on the Company’s audit; or (iv) a present executive officer of the Company served on the compensation committee of a company which employed at the same time the Director or a Family Member as an executive officer.

•

Current Employment.  A Family Member (i) is employed by the Company in a non-officer position or (ii) is employed by, but is not a partner with, the Auditor and does not personally work on the Company’s audit.

•

Compensation.  A Director or a Family Member receives or has received less than $120,000 during any 12-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•

Business Relationships.  A Director or a Family Member is or was a partner, greater than 10% shareholder, director, officer or employee of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, does not exceed the greater of (a) $1 million, or (b) two percent (2%) of such other company’s consolidated gross revenues.

•

Indebtedness.  A Director or a Family Member is a partner, greater than 10% shareholder, director, officer or employee of a company that is indebted to the Company or to which the Company is indebted, and the total amount of each company’s indebtedness to the other is less than two percent (2%) of the total consolidated assets of such other company.

•

Charitable Contributions.  A Director is a trustee, fiduciary, director, officer or employee of a tax-exempt organization to which the Company contributes, and the Company’s contributions in any single fiscal year to the organization does not exceed the greater of (a) $500,000, or (b) one percent (1%) of that organization’s total annual receipts.

•	Stock Ownership. Direct or indirect ownership by a Director of a significant amount of Company stock (including securities convertible into Company stock).

An “immediate family member” is a Director’s spouse, parents, children, siblings, mother- and father-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such Director’s home.

If a Director has a significant relationship with the Company that is not described above, or is outside of the parameters above, and the Board determines that the Director is “independent”, the Board will disclose the basis for such determination in the Company’s annual proxy statement. In addition, members of the Audit Committee are subject to additional standards relating to their independence.

A-1

Crown Castle International Corp. 1220 Augusta Drive, Suite 500 Houston, TX 77057	Notice of Annual Meeting of Stockholders May 21, 2009 and Proxy Statement

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Crown Castle International Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Crown Castle International Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M11198	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CROWN CASTLE INTERNATIONAL CORP.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote “FOR” proposals 1 and 2. Vote on Directors
		☐	☐	☐
1.	ELECTION OF DIRECTORS
Nominees:
01) Cindy Christy
02) Ari Q. Fitzgerald
03) Robert E. Garrison II
04) John P. Kelly
Vote on Proposal							For	Against	Abstain

2.	To approve ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants for fiscal year 2009.						☐	☐	☐
3.	In their discretion, upon such other matters that may properly come before the meeting or any adjournments thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.				☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR proposals 1 and 2. If any other matters properly come before the meeting, or if cumulative voting is required, the person(s) named in this proxy will vote in their discretion.

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M11199

CROWN CASTLE INTERNATIONAL CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

May 21, 2009

The stockholder(s) hereby appoint(s) W. Benjamin Moreland and Donald J. Reid, Jr., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Crown Castle International Corp. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M. Central Time, on May 21, 2009, at the Company’s corporate office at 1220 Augusta Drive, Suite 500, Houston, TX 77057, and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE